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                                                                       EX-10.33
                             FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT


               FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT

                                  by and among

                       BANK OF BOSTON CONNECTICUT, as Bank

                         GREENSTEEL, INC., as Borrower,

                                       and

                      POLYVISION CORPORATION, as Guarantor

                                  July 23, 1997
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               FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT

      This FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT (the "Agreement") is made as of this 23rd day of July, 1997 by and among BANK OF BOSTON CONNECTICUT, a Connecticut savings bank with its head office located at 100 Pearl Street, Hartford, Connecticut 06103 ("Bank") and GREENSTEEL, INC., a Delaware corporation, with its chief executive office located at 29 Laing Avenue, Dixonville, Pennsylvania 15734-0335 ("Borrower") and, to the extent of
Section 4 hereof, POLYVISION CORPORATION, a New York corporation, having its chief executive office located at 48-62 36th Street, Long Island City, New York 11101 ("Guarantor").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a certain Master Credit Agreement dated as of the 25th day of April, 1996 (the "Original Credit Agreement") by and among Bank, Borrower and Guarantor, Bank agreed to extend certain credit facilities to Borrower pursuant to which Bank would make loans and advances and otherwise extend credit to Borrower; and

      WHEREAS, Borrower is a wholly-owned subsidiary of Guarantor; and

      WHEREAS, Guarantor derives substantial benefits from the loans, advances and other extensions of credit made by Bank to Borrower; and

      WHEREAS, in consideration of such benefits, Guarantor agreed to guarantee the payment and performance of Borrower's obligations to Bank under the Original Credit Agreement; and

      WHEREAS, Bank, Borrower and Guarantor desire to amend and restate the terms and conditions of the Original Credit Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Bank, Borrower and Guarantor hereby agree that the Original Credit Agreement shall be amended and restated as follows:

                             SECTION 1. DEFINITIONS

      All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

      Section 1.1. "Account Debtor" means any Person obligated to Borrower with respect to an Account Receivable.
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      Section 1.2. "Account Receivable" or "Accounts Receivable" means the unpaid portion of obligations as stated on the respective invoices issued to a customer of Borrower or any of its Subsidiaries with respect to Inventory sold and shipped or services performed or rendered in the ordinary course of business.

      Section 1.3. "Affiliate" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, Borrower, Guarantor or any Subsidiary of Borrower or Guarantor; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Borrower, Guarantor or any Subsidiary of Borrower or Guarantor; or (iii) ten percent (10%) or. more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower, Guarantor or any Subsidiary of Borrower or Guarantor. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section 1.3. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

      Section 1.4. "Agreement" means this First Amended and Restated Master Credit Agreement, including all schedules and exhibits attached hereto, and any and all amendments, modifications and supplements hereto.

      Section 1.5. "Bank" shall have the meaning set forth in the Preamble hereof.

      Section 1.6. "Bank Affiliate" or "Bank Affiliates" means any Affiliate of Bank or its parent bank holding company.

      Section 1.7. "Bank Agents" shall have the meaning set forth in Section
13.2.5. hereof.

      Section 1.8. "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

      Section 1.9. "Base Rate" means the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office located at 100 Federal Street, Boston, Massachusetts 02110 as its "Base Rate", and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

      Section 1.10. "Base Rate Margin" shall mean, with respect to any Loan, a percentage per annum determined in the manner set forth in Section 2.4.3. hereof.

      Section 1.11. "Beneficiary" means the beneficiary of any Letter of Credit issued by Bank for the account of Borrower or any Subsidiary of Borrower.

      Section 1.12. "Borrower" shall have the meaning set forth in the Preamble hereof.
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                                       -3-


      Section 1.13. "Borrowing Base" means, as of any date as of which the amount thereof shall be determined, an amount equal to the sum of (i) the Security Value of Accounts Receivable as of such date plus (ii) the Security Value of Inventory as of such date and (iii) minus the Term Loan Reserve and the Collateral Access Reserve as of such date.

      Section 1.14. "Borrowing Base Certificate" shall have the meaning set forth in Section 7.1.4. hereof.

      Section 1.15. "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Connecticut or Commonwealth of Massachusetts are required or permitted by law to close.

      Section 1.16. "Cash Management Agreements" shall have the meaning set forth in Section 2.1.3. hereof and shall include any and all schedules and exhibits thereto.

      Section 1.17. "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

      Section 1.18. "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      Section 1.19. "Closing Date" means the date hereof.

      Section 1.20. "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Section 1.21. "Collateral" means all collateral received or delivered as security for the Obligations by Borrower pursuant to, and as more particularly described in, the Security Agreement, the Pledge Agreement, the Mortgage, the Letter of Credit Applications and the Collateral Disclosure List and any property or interest provided in addition to or in substitution for any of the foregoing.

      Section 1.22. "Collateral Access Reserve" shall mean an amount which is equal to Borrower's aggregate obligation to make payments of rent, additional rent and other amounts whether or not characterized as rent for a period of three (3) months under any lease for any business premises at which any Collateral which is included within the calculation of the Borrowing Base is located or situated unless the lessor of such premises shall have executed and delivered to Bank an agreement satisfactory in form and substance to Bank and its legal counsel as required under Section 7.14. hereof.
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                                       -4-


      Section 1.23. "Collateral Disclosure List" shall have the meaning set forth in Section 3.1. hereof.

      Section 1.24. "Commitment Amount" means the aggregate principal amount of THREE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS
($3,800,000.00) or any lesser amount, including zero (0), resulting from (i) a reduction or termination of such amount in accordance with Section 2.1.5. or
Section 12.1.

      Section 1.25. "Contractual Obligation" means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is hound or to which it or any of its properties is subject.

      Section 1.26. "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      Section l.27. "Credits Outstanding" means, as of any date as of which the amount thereof shall be determined, the aggregate undrawn amount of all issued and outstanding Letters of Credit but excluding any amounts which constitute unpaid Reimbursement Obligations as of such date.

      Section 1.28. "Credit Parties" means Borrower and Guarantor, collectively.

      Section 1.29. "Credit Party" means Borrower or Guarantor, individually.

      Section 1.30. "Default" means an event or condition that, but for the lapse of time, the giving of notice, or both, would constitute an Event of Default if that event or condition was not cured or removed within any applicable grace or cure period.

      Section 1.31. "Default Rate" means the rate of interest determined by increasing the rate of interest otherwise chargeable under this Agreement to a rate which shall be the lower of (i) the highest rate allowed by law or (ii) four percentage points (4%) above the rate of interest which would otherwise be in effect under this Agreement.

      Section 1.32. "Disqualified Accounts Receivable" means:

            a. An Account Receivable which does not arise out of a bona fide sale of goods or rendering of services of the kind sold or rendered by Borrower in the ordinary course of its business; or

            b. An Account Receivable which remains unpaid for more than ninety
(90) days after the invoice date or sixty (60) days after the due date; or
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                                       -5-


            c. An Account Receivable owing by an Account Debtor if twenty percent (20%) or more of the dollar value of all Accounts Receivable owed by such Account Debtor remain unpaid for more than sixty (60) days after the due date; or

            d. An Account Receivable with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or is a Subsidiary or an Affiliate of Borrower; or

            e. An Account Receivable with respect to which any covenant, representation or warranty set forth in this Agreement has been breached; or

            f. An Account Receivable with respect to which the Account Debtor has commenced a voluntary case in bankruptcy, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the Account Debtor in an involuntary case in bankruptcy, or if any petition or other application for relief in bankruptcy has been filed against the Account Debtor, or if the Account Debtor has failed, ceased business operations, become insolvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or all or substantially all of its properties or assets; or

            g. An Account Receivable with respect to which the goods giving rise thereto have not been shipped by the Account Debtor or the services giving rise thereto have not been performed by Borrower and accepted by the Account Debtor or if the Account Receivable does not otherwise represent a final sale; or

            h. An Account Receivable owing by a single Account Debtor located outside of the United States of America, Canada or Puerto Rico unless such Account Receivable is a Secured Foreign Receivable or an Insured Foreign Receivable; or

            i. An Account Receivable with respect to which the sale giving rise thereto is on a bill-and-hold, sale-and-return, sale on approval, consignment or other repurchase or return basis; or

            j. An Account Receivable with respect to which the Account Debtor is the United States of America or any department, agency or office thereof unless Borrower assigns its right to payment of such Account Receivable to Bank in accordance with the Federal Assignment of Claims Act of 1940; or

            k. An Account Receivable to the extent that the Account Debtor has paid or advanced to Borrower any deposit or other advance in respect of the payment thereof; or

            l. An Account Receivable to the extent that the Account Debtor has earned or accrued, or is due, any rebate, credit or other allowance by Borrower; or

            m. An Account Receivable to the extent of any amounts owed by Borrower to such Account Debtor; or
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                                       -6-


            n. An Account Receivable in which Bank does not possess a valid and perfected first priority security interest; or

            o. An Account Receivable owing by an Account Debtor located in a jurisdiction in which Borrower has not complied with any laws, if the result of such non-compliance might be to restrict Borrower's ability to collect such Account Receivable; or

            p. An Account Receivable which Bank, in its reasonable credit judgment, excludes from the calculation of the Borrowing Base under Section
2.1.4. hereof.

      Section 1.33. "Disqualified Inventory" means:

            a. Inventory in which Bank does not possess a valid and perfected first priority security interest; or

            b. Inventory which is not in good, saleable and readily usable condition or is obsolete, slow moving or unmerchantable; or

            c. Inventory which is located outside of, or in transit to, the United States of America, Canada or Puerto Rico; or

            d. Inventory which has been produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in 29 U.S.C. 215 (a); or

            e. Inventory with respect to which any covenant, representation or warranty set forth in this Agreement has been breached; or

            f. Inventory which Bank, in its reasonable credit judgment, excludes from the calculation of the Borrowing Base under Section 2.1.4. hereof; or

            g. Inventory which consists of Work In Process.

      Section 1.34. "Dividend" or "Dividends" means the payment of any dividend or other distribution in respect of the capital stock of a corporation in cash or other property (excepting distribution in the form of such stock) or the redemption or acquisition of any capital stock or security of a corporation.

      Section 1.35. "Drawing" or "Drawings" means any payment(s) or disbursement(s) made by Bank under any Letter of Credit issued by Bank for the account of Borrower honoring any demand for payment presented by the Beneficiary of such Letter of Credit in accordance with the terms thereof.

      Section 1.36. "Eligible Account Receivable" means an Account Receivable which is NOT a Disqualified Account Receivable.
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                                       -7-


      Section 1.37. "Eligible Inventory" means that portion of Borrower's Inventory which is NOT Disqualified Inventory.

      Section 1.38. "Encumbrance" or "Encumbrances" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of Borrower's properties or assets, intended as, or having the effect of, security.

      Section 1.39. "Environmental Certificate" shall have the meaning set forth in Section 5.2.11. hereof.

      Section 1.40. "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Federal, state or local governmental body, instrumentality or agency pertaining to the environment, including without limitation, the Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar environmental laws of the State of Connecticut and any other state in which Borrower maintains manufacturing facilities or operations or other business premises at which Hazardous Materials are located or stored. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of any state establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

      Section 1.41. "Equipment" means all of Borrower's machinery, equipment, office machinery, furniture, trade fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, molds, dies, stamps, motor vehicles and other equipment of every kind and nature.

      Section 1.42. "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder; collectively, as the same may from time to time be supplemented or amended and remain in effect

      Section 1.43. "Event of Default" shall have the meaning set forth in
Section 11. hereof.
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                                       -8-


      Section 1.44. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      Section 1.45. "Extension of Credit" means any Loan, Letter of Credit or any other loan, advance or extension of credit by Bank to Borrower under this Agreement or the Other Documents.

      Section 1.46. "Facility Fee" shall have the meaning set forth in Section
5.5. hereof.

      Section 1.47. "Federal Funds Effective Rate" means for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by BankBoston, N.A. from three (3) Federal funds brokers of recognized standing selected by BankBoston, N.A.

      Section 1.48. "FIFO" means the first in, first out method of valuing inventory.

      Section 1.49. "Financial Statement" or "Financial Statements" means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholders' equity.

      Section 1.50. "Fiscal Quarter" means the fiscal period ending on April 30, July 31, October 31, and January 31 in each Fiscal Year.

      Section 1.51. "Fiscal Year" means the twelve (12) month fiscal period ending on April 30 in each year.

      Section 1.52. "Fixed Assets" means, as of any date, the Mortgaged Property and the Equipment to the extent that Borrower is the record owner of any of the foregoing as of any date.

      Section 1.53. "Fixed Asset Value" means, as of any date, the sum of (i) 70% of the forced liquidation value of Borrower's Equipment as of such date plus
(ii) 75% of the fair market value of that portion of Borrower's Fixed Assets which consist of real property as of such date, all of the foregoing as determined by reference to the most recent appraisals of the Fixed Assets obtained by Bank.

      Section 1.54. "Forecasts" shall have the meaning set forth in Section 4.8. hereof.

      Section 1.55. "Foreign Credit Insurer" means either (i) collectively, the Foreign Credit Insurance Association and the Export-Import Bank of the United States of America or (ii) Lloyd's of London, or any private insurer approved in writing by Bank.
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                                       -9-


      Section 1.56. "GAAP" means generally accepted accounting principles as set forth in Statement on Auditing Standards No.69 entitled "The Meaning of 'Present Fairly in Conformity with Generally Accepted Accounting Principles' in the Independent Auditor's Report" issued by the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

      Section 1.57. "Governmental Authority" means any Federal, state, local or foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body.

      Section 1.58. "Government Obligations" means notes, bonds, securities and other obligations which are general obligations of the United States of America or which are unconditionally guaranteed by the United States of America as to timely payment of principal and interest

      Section 159. "Government Contract" means any contract for the purchase of goods or services by the United States of America or any department, agency or office thereof.

      Section 1.60. "Guarantees" means, as applied to Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of any other Person, whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

      Section 1.61 "Guarantor" shall have the meaning set forth in the Preamable.

      Section 1.62. "Guaranty" shall have the meaning set forth in Section
3.2.2. hereof.

      Section 1.63. "Hazardous Materials" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any applicable Federal, state or local law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which could cause any of Borrower's properties or assets to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation,
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                                      -10-


electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; and (iv) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Federal, state or local governmental body, instrumentality or agency.

      Section 1.64. "Indebtedness" means, as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Provided that, if such indebtedness is not assumed by or is nonrecourse as to such Person, then the amount of the "Indebtedness" for purposes hereof is limited to the fair value of such Person's assets which secure such indebtedness.)

      Section 1.65. "Insured Foreign Receivable" means an Account Receivable (other than a Secured Foreign Receivable) that arises from a sale of goods to an Account Debtor having its principal assets or place of business outside of the United States of America, Canada or Puerto Rico, so long as a Foreign Credit Insurer has assumed the risk of nonpayment due to the Account Debtor's financial inability to pay and due to foreign currency restrictions and political matters in the country of such Account Debtor, and Borrower has promptly and properly submitted to the Foreign Credit Insurer proof of loss with respect to all Accounts Receivable of such Account Debtor for which a claim could be submitted under the foreign credit insurance policy insuring Borrower's sales to such Account Debtor.

      Section 1.66. "Inventory" means all goods, merchandise, raw materials, supplies, work in process, finished goods and other tangible personal property held by Borrower for processing, sale or lease or furnished or to be furnished by Borrower under contracts of service or to be used or consumed in Borrower's business.

      Section 1.67. "Inventory Cap" means the amount of ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($1,700,000.00); provided, however, that as long as no Default or Event of Default shall have occurred and be continuing, during the months of June, July, August and September in each Fiscal Year, the Inventory Cap shall increase to the amount of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00).

      Section 1.68. "Investment" means, as applied to Borrower and its Subsidiaries, the purchase or acquisition of (i) any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person, or (ii) all or any material portion of the properties and assets of any Person, any loan, advance or extension of credit to, or contribution to the capital of, any other Person, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

      Section 1.69. "Letter of Credit" or "Letters of Credit" means any letter(s) of credit issued by Bank for the account of Borrower and shall include any Letter of Credit as it may be amended, modified or extended from time to time.

      Section 1.70. "Letter of Credit Application" shall have the meaning set forth in Section 2.2.2. hereof.

      Section 1.71. " Line of Credit" shall have the meaning set forth in
Section 2.1.1. hereof

      Section 1.72. "Loan" means any Revolving Loan or the Term Loan.

      Section 1.73. "Loans" means each Revolving Loan and the Term Loan.

      Section 1.74. "Loan Account" means the account established by Borrower with Bank or a Bank Affiliate for purposes of administering the Line of Credit.

      Section 1.75. "Lockbox Account" shall have the meaning set forth in
Section 10.1.1. hereof.

      Section 1.76. "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries; taken as a whole, or (ii) a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, the Notes or the Other Documents or the ability of Bank to enforce or collect any of the Obligations including the obligations of Guarantor to perform or of Bank to enforce the Guaranty. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such an effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

      Section 1.77. "Maturity Date" shall have the meaning set forth in Section
2.3.3. hereof.

      Section 1.78. INTENTIONALLY OMITTED.

      Section 1.79. "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages; leasehold deed of trust, collateral assignments of leases or other real estate security documents executed and delivered by Borrower to Bank on the Original Closing Date with respect to the Mortgaged Property and [amended and] confirmed as of the Closing Date, as it may be amended, modified or supplemented from time to time.

      Section 1.80. "Mortgaged Property" means the real property, together with all improvements thereon, owned by Borrower and listed on Schedule 1.80. attached hereto.

      Section 1.81. "Note" means the Revolving Credit Note or the Term Note.

      Section 1.82. "Notes" means the Revolving Credit Note and the Term Note.

      Section 1.83. "Notice of Borrowing" shall have the meaning set forth in
Section 2.1.2. hereof.

      Section 1.84. "Obligations" means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of Borrower to Bank of any kind or nature, including obligations to pay money and to perform acts or refrain from taking action, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, confirmation, acceptance, currency exchange, interest rate protection, overdraft or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly by Bank or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent under, due or to become due, now existing or hereafter arising, whether any present or future agreement or instrument, and whether or not evidenced by a writing and specifically including but not being limited to (i) the unpaid principal amount outstanding at any time under the Notes, plus all accrued and unpaid interest thereon, together with all fees, expenses, including attorneys' fees, penalties, and other amounts owing by or chargeable to by Borrower under this Agreement, the Notes or the Other Documents and (ii) unpaid Reimbursement Obligations.

      Section 1.85. "Original Closing Date" means April 25, 1996.

      Section 1.86. "Original Credit Agreement" shall have the meaning set forth in the Preamble hereof.

      Section 1.87. "Other Documents" means the Collateral Disclosure List, the Security Agreement, the Mortgage, the Pledge Agreement, the Cash Management Agreements, the Guaranty, the Stock Pledge and the Letter of Credit Applications and any other document, agreement or instrument executed by any Credit Party in connection with this Agreement and any Extension of Credit and any and all amendments, modifications and supplements thereto.

      Section 1.88. "OUTSTANDING AMOUNT" means, as of any date as of which the amount thereof shall be determined, the outstanding principal amount of the Line of Credit as of the date of determination.

      Section 1.89. "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or part of its functions under ERISA.

      Section 1.90. "Performance Ratio" means the ratio of Borrower's Consolidated Operating Cash Flow to its Consolidated Debt Service calculated in the manner set forth in Section 9.3. hereof.

      Section 1.91. "Permitted Capital Expenditures" shall have the meaning set forth in Section 8.9. hereof.

      Section 1.92. "Permitted Encumbrances" shall have the meaning set forth in
Section 8.5. hereof.

      Section 1.93. "Permitted Indebtedness" shall have the meaning set forth in
Section 8.1. hereof.

      Section 1.94. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

      Section 1.95. "Plan" means, at any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

      Section 1.96. "Pledge Agreement" means the pledge agreement executed and delivered by Borrower in favor of Bank on the Original Closing Date and confirmed as of the Closing Date, as it may be amended, modified or supplemented from time to time.

      Section 1.97. "Post Closing Matters" shall have the meaning set forth in
Section 11.1.(m) hereof.

      Section 1.98. "Qualifications" means, with respect to any report of independent public accountants covering any Financial Statements of Borrower and its Subsidiaries, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of the Financial Statements or the underlying data; (ii) as to the capability of the Person whose Financial Statements are certified to continue operations as a going concern; or (iii) which could be eliminated by changes in the Financial Statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would constitute an Event of Default; provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose Financial Statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit certification in such Financial Statements.

      Section 1.99. "Qualified Investments" means, as applied to Borrower and its Subsidiaries, investments in (i) Government Obligations; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00); (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors; and (iv) any repurchase agreement secured by any one (1) or more of the foregoing.

      Section 1.100. "Reimbursement Obligations" means, as of any date as of which the amount thereof shall be determined, the aggregate obligation of Borrower, as of such date, to reimburse Bank in respect of Letters of Credit in accordance with Section 2.2.3 hereof.

      Section 1.101. "Release" means any release, emission, disposal, leaching, or migration into the environment of any Hazardous Materials (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), into or out of any property owned, occupied or used by Borrower.

      Section 1.102. "Reportable Event" means any of the events described in
Section 4043(b) of ERISA.

      Section 1.103. "Revolving Credit Period" means the period beginning on the Closing Date and extending through and including the Revolving Credit Termination Date or such earlier date on which the obligation of Bank to make Revolving Loans is terminated or the Commitment Amount is reduced to zero (0) in accordance with the terms hereof.

      Section 1.104. "Revolving Credit Termination Date" means (i) May 31, 1999 and (ii) any subsequent date to which the Revolving Credit Termination Date may be extended under Section 2.1.11. hereof.

      Section 1.105. "Revolving Credit Note" shall have the meaning set forth in
Section 2.1.6. hereof.

      Section 1.106. "Revolving Loan" means the loan(s) and advance(s) which Borrower requests or is deemed to have requested pursuant to Section 2.1.1. hereof.

      Section 1.107. "Secured Foreign Receivable" means an Account Receivable (other than an Insured Foreign Receivable) that arises from the sale of goods to an Account Debtor having its principal assets or place of business outside of the United States of America, Canada or Puerto Rico so long as Bank has received in respect of such Account Receivable a letter of credit or similar guaranty of payment in form and substance and issued or confirmed by a financial institution satisfactory to Bank and its legal counsel that has not expired, been revoked or terminated, and has been pledged to, and had the proceeds thereof assigned to, Bank.

      Section 1.108. "Security Agreement" means the security agreement executed and delivered by Borrower in favor of Bank on the Original Closing Date and confirmed on the Closing Date, as it may be amended, modified or supplemented from time to time.

      Section 1.109. "Security Value of Accounts Receivable" means, as of any date as of which the amount thereof shall be determined, eighty-five percent (85%) (or such lesser percentage as Bank may determine in its reasonable credit judgment) of the Eligible Account Receivables of Borrower as of the date of determination.

      Section 1.110. "Security Value of Inventory" means, as of any date as of which the amount thereof shall be determined, the lesser of:

(i)(a) forty percent (40%) (or such lesser percentage as Bank may determine from time to time in its reasonable credit judgment) of Borrower's Eligible Inventory as of the date of determination valued on a FIFO basis at the lower of cost or market value and (b), as long as no Default or Event of Default shall have occurred and be continuing, during the months of June, July, August and September in each Fiscal Year, forty-five percent (45%) (or such lesser percentage as Bank may determine from time to time in its reasonable credit judgment) of Borrower's Eligible Inventory as of the date of determination valued on a FIFO basis at the lower of cost or market value, or

(ii) the Inventory Cap in effect on such date.

      Section 1.111. "Solvent" means, when used with respect to any Person, that as of the date as to which the Person's solvency is to be determined:

            (a) the fair saleable value of such Person's properties and assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

            (b) it has sufficient capital to conduct its business; and

            (c) it is able to meet its debts as they mature.

      Section 1.112. "Stock Pledge" means the stock pledge agreement executed and delivered by Guarantor in favor of Bank on the Original Closing Date and confirmed as of the Closing Date, as it may be amended, modified or supplemented from time to time.

      Section 1.113. "Subordinated Indebtedness" means Indebtedness, whether now existing or hereafter arising, with respect to which the payment of the principal of and interest on is expressly subordinated in right of payment, in form and on terms approved by Bank in writing, to the prior payment in full of the Obligations.

      Section 1.114. "Subsidiary" means any Person of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or a Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a fifty percent (50%) or more ownership interest. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

      Section 1.115. "TERM NOTE" shall have the meaning set forth in Section
2.3.2. hereof.

      Section 1.116. "TERM LOAN" shall have the meaning set forth in Section
2.3.1. hereof.

      Section 1.117. "Term Loan Reserve" shall mean TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00); provided, however, that the Term Loan Reserve shall, as long as no Default or Event of Default shall have occurred and be continuing, be reduced to zero at such times as the outstanding principal amount of the Term Loan is less than or equal to FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

      Section 1.118. "Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits (1993) Revision, International Chamber of Commerce Publication No. 500.

      Section 1.119. "Work in Process" means as of any date of which the amount thereof shall be determined, that portion of Borrower's Inventory which constitutes work-in-process.

                        SECTION 2. THE CREDIT FACILITIES

      Section 2.l.  Line of Credit.

      Section 2.1.1. Revolving Loans. Upon the execution of this Agreement, Bank agrees to extend to Borrower a line of credit, so that as long as no Default or Event of Default has occurred and is continuing, Borrower may borrow, repay and reborrow, on a revolving basis in one (1) or more Revolving Loans from time to time prior to the close of business on the Revolving Credit Termination Date, amounts which together with the amount of (i) Credits Outstanding and (ii) unpaid Reimbursement Obligations deemed to be Revolving Loans under this Section 2.1.1., do not exceed in the aggregate at any one time outstanding the lesser of the Borrowing Base or the Commitment Amount in effect from time to time (the "Line of Credit"). Bank shall have the right, in its reasonable credit judgment, to deem any unpaid Reimbursement Obligations or any other payments, deposits, guaranties or indemnifications made by Bank under any letter of credit, reimbursement agreement, acceptance, guaranty or similar instrument to be Revolving Loans, and Bank may, in its reasonable credit judgment, establish such reserves as it deems appropriate against any present or future obligation of Bank to make payment, to deposit or to perform in respect of any of the same. Bank may, in its reasonable credit judgment, fund such reserves and/or charge the same to the Loan Account at such time as it deems appropriate. Notwithstanding any provision of this Agreement to the contrary, all Revolving Loans, any unpaid Reimbursement Obligations, and all other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans by Bank hereunder, shall constitute one obligation of Borrower to Bank, secured by Bank's security interest in the Collateral.

      Section 2.1.2. Notice and Manner of Borrowing. Except as provided in the Cash Management Agreements, whenever Borrower desires to obtain a Revolving Loan, Borrower shall notify Bank (which notice shall be irrevocable) by telex, telegraph, telephone or telecopier received no later than 2:00 p.m. on the date on which the requested Revolving Loan is to be made. Such notice shall specify the effective date and amount of each Revolving Loan subject to the limitations set forth in Section 2.1.1. hereof. Each such notification (a "Notice of Borrowing") shall be immediately followed by a written confirmation thereof by Borrower in substantially the form of Exhibit A attached hereto; provided, however, that if such written confirmation differs in any material respect from the action taken by Bank, the records of Bank shall control absent manifest error. Subject to the terms and conditions of this Agreement, and provided that the Borrowing Base is sufficient to permit Bank to make the requested Revolving Loan, Bank shall make each Revolving Loan on the effective date specified therefor by crediting the amount of such Revolving Loan to the Loan Account.

      Section 2.1.3. Administration of the Line of Credit. Notwithstanding any provision of this Agreement to the contrary, Borrower and Bank hereby acknowledge and agree that the primary purpose of the Line of Credit and the making of loans and advances thereunder is to fund Borrower's daily cash requirements. In furtherance thereof, Borrower hereby authorizes Bank, subject to the terms, conditions and limitations of this Agreement and the cash management, lockbox and similar agreements (the "Cash Management Agreements") which Bank requires Borrower to execute and deliver from time to time in connection with the administration of the Line of Credit, to automatically make Revolving Loans in such amounts as may be necessary to fund Borrower's daily cash requirements. In addition, Bank hereby agrees to apply and credit against the Line of Credit any amounts which are deposited on any Business Day in the Lockbox Account in accordance with the terms, conditions and limitations of this Agreement and the Cash Management Agreements. In consideration of Bank's agreement to apply and credit such amounts deposited in the Lockbox Account prior to the actual collection of such amounts by Bank in good funds, Borrower hereby agrees that Bank may assess a float fee against Borrower by holding amounts deposited in the Lockbox Account for one Business Day before crediting the amount thereof against the outstanding principal amount of the Line of Credit. In addition, in consideration of Bank's services in connection with the administration of the Line of Credit, Borrower hereby agrees to pay to Bank a monthly administrative fee of $1,500.00, which fee shall be payable monthly in advance upon the Closing Date (such fee to be pro rated for the month of July and any partial calendar month upon the termination of the Line of Credit) and on the first day of each succeeding calendar month thereafter. Borrower acknowledges that Bank shall have the right to terminate its obligations and agreements under this Section 2.1.3. upon the occurrence and during the continuance of an Event of Default or in accordance with the terms of the Cash Management Agreements.

      Section 2.1.4. Calculation of Borrowing Base. The Borrowing Base as of any time shall be calculated by Bank using the most recent Borrowing Base Certificate and other financial reports delivered by Borrower to Bank under
Section 7.1. hereof. Bank shall have the right, in its reasonable credit judgment, and at any time and for any reason, to exclude any items, types or categories of Accounts Receivable or Inventory from the Borrowing Base and to reduce the dollar amount of (i) Eligible Accounts Receivable by the amount of discounts, credits, allowances and returns of any kind then outstanding, issued, granted, owing, accrued or liable to be accrued or (ii) Eligible Inventory by the amount of special order goods, advertising, packaging, parts, supplies, tooling or similar items. Any Accounts Receivable or Inventory which have been so excluded as well as any Accounts Receivable or Inventory which are or have become Disqualified Accounts Receivable or Disqualified Inventory for any other reason shall remain as collateral for the Obligations notwithstanding such exclusion or disqualification.

      Section 2.1.5. Reduction of Commitment Amount. Borrower may from time to time, by written notice delivered to Bank at least five (5) Business Days prior to the date of the requested reduction, reduce by integral multiples of ONE HUNDRED THOUSAND AND NO/l00 DOLLARS ($100,000.00) any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

      Section 2.1.6. Revolving Credit Note. Revolving Loans shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit B in substitution for that certain revolving credit note executed by Borrower on the Original Closing Date (the "Revolving Credit Note"), with all blanks therein appropriately completed, payable to the order of Bank, which Revolving Credit Note is hereby incorporated herein by reference and made a part hereof.

      Section 2.1.7. Payment of Principal. The aggregate unpaid principal amount of all Revolving Loans, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Note, shall, unless sooner accelerated by Bank following the occurrence of an Event of Default, be repaid by Borrower on the Revolving Credit Termination Date.

      Section 2.1.8. Interest. The aggregate unpaid principal amount of all Revolving Loans, as evidenced by the Revolving Credit Note, shall bear interest at a fluctuating per annum rate equal to the Base Rate as in effect from time to time, plus the Base Rate Margin. Interest shall be due and payable (i) in arrears commencing August 1, 1997 and continuing on the first (1st) day of each succeeding calendar month (or portion thereof) until the principal amount of the Revolving Credit Note is paid in full and (ii) when the principal amount of the Revolving Credit Note is paid in full (whether at maturity, upon acceleration, upon prepayment or otherwise).

      Section 2.1.9. Record of Revolving Loans. Each Revolving Loan shall be recorded on the books maintained by Bank with respect to the Loan Account by Bank. Bank shall also record on such books all payments made by Borrower on the Revolving Credit Note, interest and expenses and other appropriate debits and credits as herein provided. Bank shall from time to time render and send to Borrower a statement of the Loan Account showing the outstanding aggregate principal balance of the Revolving Credit Note, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon Borrower unless Borrower makes specific written objections thereto within sixty (60) days after the date the statement of the Loan Account is received or later presents objective evidence demonstrating a manifest error by Bank in the preparation of the statement of the Loan Account. Bank may also record and endorse on Schedule A attached to and forming a part of the Revolving Credit Note appropriate notations evidencing (i) the date and amount of each Revolving Loan to be evidenced by the Revolving Credit Note and
(ii) the date and amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure of Bank to make such notation shall not limit or otherwise affect the obligations of Borrower under the Revolving Credit Note or this Agreement. Bank is hereby irrevocably authorized by Borrower to so endorse such Schedule A and to attach to and make a part of the Revolving Credit Note a continuation of such Schedule A as and when required.

      Section 2.1.10. Termination. The Line of Credit and Bank's obligation to lend thereunder shall terminate on the Revolving Credit Termination Date, at which point all of the sums due and owing under the Line of Credit shall be immediately due and payable, unless the Line of Credit is renewed in accordance with Section 2.1.l1. hereof.

      Section 2.1.11 Renewal. Bank may, in its sole and absolute discretion, upon written agreement with Borrower, renew the Line of Credit for additional periods of time but not in excess of one (1) year at any one time) on such terms and conditions as it may elect; provided, however, that Bank hereby agrees that it shall provide notice to Borrower of its intention not to renew the Line of Credit at least thirty (30) days prior to the Revolving Credit Termination Date. In the event Bank agrees to a renewal of the Line of Credit, the Revolving Credit Termination Date shall be extended for a corresponding period.

      Section 2.1.12. Use of Proceeds. Revolving Loans under the Line of Credit shall be used solely for the future working capital needs of Borrower and to pay fees and expenses incurred by Borrower in connection with the closing of the transactions contemplated by this Agreement.

      Section 2.1.13. Commitment Fee. Borrower shall pay to Bank during the Revolving Credit Period a commitment fee (the "Commitment Fee") computed at the rate of one-half of one percent (.50%) per annum on the average daily amount of the unborrowed portion of the Commitment Amount in effect from time to time. Commitment fees shall be payable monthly in arrears commencing August 1, 1997 and continuing on the first day of each succeeding calendar month during the Revolving Credit Period.

      Section 2.1.14. Mandatory Prepayment. If at any time the outstanding aggregate principal amount of all Revolving Loans shall exceed the Borrowing Base then in effect, then any such excess amount shall, at Bank's election, be due and payable on demand.

      Section 2.1.15. Voluntary Prepayment. If Borrower elects to prepay the outstanding principal amount of the Line of Credit and terminate this Agreement at any time prior to the

Revolving Credit Termination Date, then Borrower shall pay a prepayment fee in the amount of one and one-half percent (1.5%) of the then effective Commitment Amount if such prepayment occurs on or prior to July , 1998 and one percent (1.0%) of the then effective Commitment Amount if such prepayment occurs after such date and prior to the Revolving Credit Termination Date.

      Section 2.2. Letters of Credit.

      Section 2.2.1. Issuance. Upon the execution of this Agreement, and as long as no Default or Event of Default has occurred and is continuing, Bank, either directly or through a Bank Affiliate, hereby agrees to issue, extend, amend or renew Letters of Credit from time to time after the Closing Date, either directly or through a Bank Affiliate, for the account of Borrower; provided, however, that the amount of each requested Letter of Credit, when added to the aggregate amount of all outstanding Revolving Loans, all Credits Outstanding and (without duplication) all unpaid Reimbursement Obligations deemed to be Revolving Loans and other payments, deposits, guaranties or indemnifications deemed to be Revolving Loans under Section 2.1.1. hereof, does not exceed the lesser of the Borrowing Base or the Commitment Amount in effect from time to time and provided, further, that the aggregate amount of Credits Outstanding and unpaid Reimbursement Obligations (after taking into account the amount of the requested Letter of Credit) shall not exceed TWO MILLION AND NO/l00 DOLLARS ($2,000,000.00). Notwithstanding the foregoing, the issuance of each Letter of Credit other than documentary letters of credit shall be made on a case by case basis in the sole and absolute discretion of Bank.

      Section 2.2.2. Application. Borrower shall request the issuance of a Letter of Credit by its execution and delivery to Bank of an application in such form as Bank may require from time to time (the "Letter of Credit Application"). If the Letter of Credit Application is acceptable to Bank, in its sole and absolute discretion, then Bank shall prepare the Letter of Credit in accordance with the instructions set forth in the Letter of Credit Application and, provided that there is adequate availability under the Line of Credit as set forth in Section 2.1.1. above, issue the Letter of Credit to the Beneficiary thereof unless otherwise instructed by Borrower. Borrower acknowledges and agrees that Bank shall have no obligation to issue any Letter of Credit which provides for an expiration date later than thirty (30) days prior to the Revolving Credit Termination Date, unless Borrower provides cash collateral for the full face amount of such Letter of Credit.

      Section 2.2.3. Reimbursement. Borrower hereby acknowledges and agrees that it shall be obligated to reimburse Bank in respect of obligations under Letters of Credit:

      (a) except as otherwise provided in this Agreement, or the applicable Letter of Credit Application, on each date that any Drawing is honored by Bank or a Bank Affiliate, or Bank or a Bank Affiliate otherwise makes a payment with respect thereto, and only to the extent that such Drawing is not deemed to be a Revolving Loan under Section 2.1.1. hereof, (i) the amount paid by Bank or a Bank Affiliate under or with respect to such Drawing, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by Bank or any Bank Affiliate in connection with any payment made by Bank or Bank Affiliate under, or with respect to, such Letter of Credit;

      (b) upon the reduction (but not termination) of the Commitment Amount to an amount less than the sum of (i) all outstanding Revolving Loans and (without duplication) amounts deemed to be Revolving Loans as of such date and Credits Outstanding as of such date plus (ii) the amount of unpaid Reimbursement Obligations as of such date, an amount equal to any such difference which relates to Letters of Credit, which amount shall be held by Bank as cash collateral for all Reimbursement Obligations; and

      (c) upon the termination of the Commitment Amount, or the acceleration of the Reimbursement Obligations in accordance with Section 12.1. hereof, an amount equal to the sum of (i) Credits Outstanding as of such date plus
      (ii) the amount of unpaid Reimbursement Obligations as of such date, which amount Shall be held by Bank as cash collateral for all Reimbursement Obligations.

Borrower shall pay interest on any amounts due and payable under this Section
2.2.3. from the date such amounts are payable (whether at maturity, by acceleration or otherwise) until paid in full at the rate of interest applicable to Revolving Loans for three (3) days and, thereafter, at the Default Rate applicable to the Revolving Loans.

      Section 2.2.4. Debit to Line of Credit. Bank shall be entitled, in its sole and absolute discretion, to debit the amount of any Drawing as well as any fees, costs and expenses incurred by Bank or a Bank Affiliate in connection with such Drawing against the Line of Credit and deem such amount to be Revolving Loans under Section 2.1.1. hereof.

      Section 2.2.5. Termination of Obligation. The obligation of Bank to issue Letters of Credit under this Section 2.2. shall terminate thirty (30) days prior to the Revolving Credit Termination Date or any renewal thereof.

      Section 2.2.6. Obligations Absolute. The obligations of Borrower with respect to Letters of Credit issued under this Agreement shall be unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement under all circumstances and shall not be reduced by: (a) any lack of validity or enforceability of any document executed between Borrower and a Beneficiary; (b) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a Beneficiary or any transferee of a Letter of Credit (or any Persons for which such Beneficiary or any such transferee may be acting), against Bank, or against any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; and (c) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless Bank had actual knowledge (without any investigation having been made) that such statement or other document was forged, fraudulent, invalid or insufficient.

      Section 2.2.7. Indemnification. Borrower hereby indemnifies and holds Bank, and its directors, officers, employees and agents (collectively, the "Bank Agents"), harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable legal fees and expenses) which Bank or any Bank Agents may incur or which may be claimed against Bank by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, a Letter of Credit; provided, however, that Borrower shall not be required to indemnify Bank or any Bank Agents for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by Bank's (i) failure to act in good faith and in conformity with such laws, regulations or commercial or banking customs, as Bank may reasonably deem to be applicable, or (ii) honoring a Drawing on a Letter of Credit issued hereunder when at the time of such honoring Bank had actual knowledge (without any investigation having been made) that such Drawing was forged, fraudulent, invalid or insufficient. Nothing in this Section 2.2.7. is intended to limit Borrower's obligations hereunder. Without prejudice to the survival of any other obligation of Borrower hereunder, the indemnities and obligations of Borrower contained in this Section 2.2.7. shall survive the payment in full of the Obligations. In case any claim is asserted or any action or proceeding is brought against Bank or any Bank Agents, Bank or any such Bank Agents shall promptly notify Borrower of such claim, action or proceeding and Borrower shall resist, settle or defend with counsel reasonably acceptable to Bank, such claim, action or proceeding. If, within thirty (30) days of Borrower's receipt of such notice, Borrower does not commence and continue to prosecute the defense of such claim, action or proceeding, Bank, or any such Bank Agents, may retain a single legal counsel to represent them in such defense and Borrower shall indemnify Bank, or any such Bank Agents, for the reasonable fees and expenses of such legal counsel. Subject to the foregoing, Bank shall cooperate and join with Borrower, at the expense of Borrower, as may be required in connection with any action taken or defended by Borrower.

      Section 2.2.8. Liability of Bank. Any action, inaction or omission on the part of Bank under or in connection with a Letter of Credit issued hereunder or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as Bank may reasonably deem to be applicable, shall be binding upon Borrower, shall not place Bank under any liability to Borrower, shall not affect, impair or prevent the vesting of any of Bank's rights or powers hereunder or Borrower's obligation to make full reimbursement to Bank. Borrower assumes all risks of the acts or omissions of a Beneficiary or transferee of a Letter of Credit with respect to its use of the Letter of Credit. In furtherance of, and not in limitation of Bank's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.2. it is understood and agreed that Bank shall not have any liability for and that Borrower assumes all responsibility for: (a) the genuineness of any signature; (b)the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit and the authority of the person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of the Letter of Credit or to surrender the Letter of Credit or otherwise to comply with the terms and conditions of the Letter of Credit; (d) the good faith or acts of any person other than Bank and its agents and employees; (e) the existence, form, sufficiency or breach of or default under any other agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit issued hereunder and whether such other documents are in proper and sufficient form for compliance with the Letter of Credit shall be made by Bank in its sole and absolute discretion.

      Section 2.2.9. Fees. Borrower hereby agrees to pay to Bank or a Bank Affiliate any issuance, drawing, renewal, amendment or other fee or charge customarily assessed by Bank or a Bank Affiliate in connection with any Letter of Credit. Any such fees shall be paid at the time Borrower becomes obligated to pay any such fee.

      Section 2.3 Term Loan

      Section 2.3.1 Amount of Loan. Borrower hereby acknowledges and agrees that Bank loaned the principal amount of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00) to Borrower on the Original Closing Date (the "Term Loan"). Borrower hereby further acknowledges and agrees that as of the Closing Date the outstanding principal amount of the Term Loan is NINE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($920,000.00).

      Section 2.3.2. Term Note. The Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit C (the "Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Term Note is hereby incorporated by reference and made a part hereof.

      Section 2.3.3. Payment of Principal. Commencing August 1, 1997 and continuing on the first day of each succeeding calendar month thereafter, the outstanding principal amount of the Term Loan, as evidenced by the Term Note, shall be payable in seventeen (17) consecutive installments, the first sixteen
(16) of such installments to be in the amount of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) and, if not sooner paid, a final installment in the then unpaid principal amount of the Term Loan, together with accrued and unpaid interest thereon and all other amounts due and owing under this Agreement with respect to the Term Loan, shall be due and payable on May 31, 1999 (the "Maturity Date").

      Section 2.3.4. Interest The unpaid principal amount of the Term Loan, as evidenced by the Term Note, shall bear interest at a fluctuating per annum rate equal to the Base Rate as in effect from time to time, plus the Base Rate Margin. Interest on the unpaid principal amount of the Term Note shall be due and payable commencing July 1, 1997 and continuing on the first day of each succeeding calendar month thereafter until the entire outstanding principal amount of the Term Loan shall be paid in full.

      Section 2.3.5. Voluntary Prepayment. Borrower may prepay the principal of the Term Note in whole at any time prior to the Maturity Date upon the payment of a prepayment premium in the amount of one and one-half percent (1.5%) of the outstanding principal amount of the Term Loan on the Closing Date if such prepayment occurs prior to June , 1998 and one percent (1.0%) of the outstanding principal amount of the Term Loan on the Closing Date if such prepayment occurs after such date and prior to the Maturity Date.

      Section 2.3.6. Mandatory Prepayment. Borrower shall prepay the outstanding principal amount of the Term Loan with the net proceeds received by Borrower from (a) the sale or other disposition of any Equipment in excess of $25,000 and
(b) the sale or other disposition (including sale and leaseback) of any of the Mortgaged Property. Any such prepayment shall be without premium or penalty, and shall first be applied to any outstanding cost or expense due to Bank, then to any accrued and unpaid interest and then to installments of principal in the inverse order of maturity thereof.

      Section 2.3.7. Maturity. Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Term Loan shall become fully and finally due and payable on the Maturity Date.

      Section 2.3.8. Use of Proceeds. The proceeds of the Term Loan shall be used solely for the purposes set forth in Section 2.1.12. hereof.

      Section 2.4. General Terms Applicable to Any Extension of Credit.

      Section 2.4.1. Increased Costs and Capital Adequacy.

            (a) If Bank determines that any change in any law or regulation or directive or bulletin or in the interpretation thereof after the Closing Date by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by Bank under this Agreement, or (ii) impose on Bank or its parent bank holding company any other condition regarding this Agreement and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to Bank or such holding company of issuing, funding or maintaining any Extension of Credit (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written demand by Bank, Borrower shall pay to Bank from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost from the date of such change. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in clause (i) or (ii) above prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (a), submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

            (b) If Bank shall determine that the adoption after the Closing Date of any applicable law, rule or regulation pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof; or compliance by Bank or its parent bank holding company with any new or amended requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to Bank or its parent Bank holding company by reason of events or conditions relating solely to Bank, has the effect of reducing the rate of return on Bank's or its parent bank holding company's capital as a consequence of its commitment hereunder to a level below that which Bank or such holding company could have achieved but for such adoption, change or compliance by an amount deemed by Bank to be material (for which reduction of the rate of return shall be determined by Bank's or such holding company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon written demand by Bank, Borrower shall pay to Bank, from time to time as specified by Bank, such additional amount or amounts which shall be sufficient to compensate Bank for such reduction. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in this subsection (b), prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (b) submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

            (c) Amounts payable by Borrower pursuant to this Section 2.4.1. shall be payable within ten (10) Business Days of receipt by Borrower of a certificate described in subsection (a) or (b) of this Section 2.4.1.

            (d) Notwithstanding any provision of this Section 2.4.1. to the contrary, prior to seeking payment from Borrower of any amounts pursuant hereto, Bank shall first use its best efforts (which shall not require additional costs or administrative burdens on Bank) to take such steps as would eliminate or reduce any cost or expense otherwise to be borne by Borrower under this Section 2.4.1.

            (e) Borrower shall have the right, within thirty (30) Business Days of the delivery of demand for payment under this Section 2.4.1., to terminate this Agreement without premium or penalty by paying the entire principal amount due and payable under this Agreement, the Notes and the Other Documents and paying any amount required in respect of Credits Outstanding in accordance with
Section 2.2.3.(c) hereof.

      (f) Notwithstanding any provision of this Section 2.4.1. to the contrary, in no event shall Borrower be obligated to pay any amounts under this Section
2.4.1. which relates to any income, excise or franchise taxes imposed or sought to be imposed on Bank.

      Section 2.4.2. Interest. Interest shall accrue on the basis of a three hundred sixty (360) day year, and shall be calculated according to the actual number of days elapsed during each accrual period. Each adjustment in the Base Rate shall correspondingly result immediately, without notice or demand of any kind, in a new rate of interest effective with respect to periods on and after the date of such adjustment. The Base Rate is a base interest rate used by Bank for loans making reference thereto and is not necessarily the lowest rate at which Bank may lend money. The Base Rate is neither tied to any external rate of interest nor is it a rate charged by Bank to any particular class or category of customer. If the Base Rate shall be discontinued or for any other reason not be available for determining the rate of interest chargeable under this Agreement, then Bank shall select a substitute method of determining the rate of interest chargeable under this Agreement and shall notify Borrower of such selection, which method shall, in Bank's good faith estimation, yield a rate of return to Bank substantially equivalent to the rate of return that Bank would have expected to receive if the Base Rate remained available for that purpose.

      Section 2.4.3. Base Rate Margins. As of the Closing Date and during any period in which an Event of Default shall have occurred and be continuing, the Base Rate Margin applicable to the Line of Credit shall be 1.50% and the Base Rate Margin applicable to the Term Loan shall be 2.0%. Commencing as of April 30, 1998 and continuing on the last day of each succeeding Fiscal Quarter, and as long as no Event of Default shall have occurred and be continuing, the Base Rate Margin applicable to any Loan shall be subject to change (each such change, a "Margin Change") by reference to Borrower's Performance Ratio as of the last day of any such Fiscal Quarter as follows:

PERFORMANCE RATIO           BASE RATE MARGIN        BASE RATE MARGIN
                              APPLICABLE TO        APPLICABLE TO TERM
                             LINE OF CREDIT               LOAN

Equal to or greater than          1.00%                   1.50%
1.25 to 1.0 (or if an Event
of Default shall exist)

Equal to or greater than          1.25%                   1.75%
1.0 to 1.0 but less than
1.25 to 1.0

Less than l.0 to l.0              1.50%                   2.00%

The calculation of the Performance Ratio for purposes of a Margin Change shall be reviewed and verified by Bank, in its sole and absolute discretion, by reference to the Financial Statements to be provided by Borrower under Section
7.1. hereof. Each Margin Change shall be effective, including with respect to Loans which are then outstanding, as of the date on which the Financial Statements referred to in Section 7.1. hereof are provided to the Bank (notwithstanding the fact that the calculation of the Leverage Ratio associated with such Margin Change is reviewed and verified by the Bank at a later date).

      Section 2.4.4. Late Payment. Any payment of principal or interest due under this Agreement which is not made within ten (10) days of the date specified for payment (other than a date fixed upon acceleration) shall bear a late fee equal to five percent (5%) of the amount of the payment then due to compensate Bank for the costs incurred in processing the late payment. The imposition or collection of a late fee shall not affect Bank's right to exercise any of its rights and remedies upon the occurrence of an Event of Default.

      Section 2.4.5. Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by Borrower to Bank at its head office in immediately available funds, on or before 3:00 p.m. on the due date thereof, free and clear of and without any deduction or withholding for, any taxes or other payments. Bank may, and Borrower hereby authorizes Bank to, debit the amount of any payment not made by such time to the Loan Account.

      Section 2.4.6. Default Rate. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under this Agreement shall bear interest from and including the due date thereof until paid, at the Default Rate, which interest shall be payable on demand.

                     SECTION 3. SECURITY FOR THE OBLIGATIONS

      Section 3.1. Collateral Disclosure List. Borrower shall deliver to Bank on the Closing Date a list identifying, inter alia, all of its properties and assets and the locations thereof on a form provided by Bank (the "Collateral Disclosure List").

      Section 3.2. Security. The Obligations shall be secured by:

            Section 3.2.1. All properties and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Security Agreement and the Pledge Agreement.

            Section 3.2.2. A guaranty executed by the Guarantor dated the Original Closing Date (the "Guaranty"), which shall be secured by a pledge of all of Borrower's right, title and interest in and to all shares of capital stock of the Borrower pursuant to the Stock Pledge.

            Section 3.2.3. A first lien on the Mortgaged Property pursuant to a Mortgage.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Bank to enter into this Agreement and to make any Extension of Credit, the Credit Parties, to the extent indicated in this Section 4, make the following representations and warranties to Bank, which shall be deemed made as of the date hereof and, except as otherwise provided in this
Section 4., the date of each Extension of Credit.

      Section 4.1. Corporate Existence. Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and to the best of its knowledge, is duly qualified in all other jurisdictions in which the properties and.

assets owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

      Section 4.2. Corporate Authority. The execution, delivery and performance by each of the Credit Parties of this Agreement, the Notes, the Credit Parties and the Other Documents, the consummation of the transactions herein and therein contemplated, and the fulfillment of and compliance with the terms and provisions hereof and thereof by each of the Credit Parties have been duly authorized by all necessary corporate action of the Credit Parties and are within its corporate power and will not result in a violation of its Certificate of Incorporation or Bylaws, if and as amended.

      Section 4.3. Binding Obligations. This Agreement, the Notes and the Other Documents constitute the legal, valid and binding obligations of the Credit Parties, enforceable against them in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

      Section 4.4. Noncontravention. The execution, delivery and performance by Borrower of this Agreement, the Notes and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any Governmental Authority or result in a breach of any of the terms of, or constitute a default under, any contractual obligation to which the Credit Parties is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrances on any of such Credit Party's properties or assets (other than Permitted Encumbrances).

      Section 4.5. Permits. Each Credit Party possesses all material permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect.

      Section 4.6. No Consents. The execution, delivery and performance of this Agreement, the Notes and the Other Documents does not require any approval, consent or waiver under any Contractual Obligation. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Governmental Authority is required in connection with the transactions contemplated by this Agreement, the Notes, and the Other Documents.

      Section 4.7. Financial Statements. Borrower has provided to Bank its Financial Statements dated as of April 30, 1996 and related footnotes, audited and certified by Arthur Andersen LLP as included in the consolidated Financial Statements of Guarantor for the fiscal year then ended. Borrower has also provided to Bank its internally prepared Financial Statements dated as of March 31, 1997 as included in the consolidated Financial Statements of Guarantor prepared as of the fiscal period then ended and certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All Financial Statements of Borrower heretofore provided to Bank present fairly in all material respects the financial condition and results of business operations of Borrower for the periods indicated in accordance with GAAP. Borrower has no material direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements. Since the date of the latest dated consolidated balance sheet included in the Financial Statements, there has been no material adverse change in the business operations or financial condition of Borrower from that set forth in the balance sheet contained in such Financial Statements (subject to the foregoing qualifications as to interim Financial Statements) and no Dividends have been declared or made to stockholders, nor have any shares of its capital stock (or any warrant to purchase, options to acquire or notes convertible, in whole or in part, into any shares of its capital stock) been purchased or acquired by any Person in any manner nor has Borrower made any Investment except as set forth on Schedule 4.7. attached hereto.

      Section 4.8. Financial Forecasts. Borrower has provided to Bank forecasted Financial Statements together with appropriate supporting details and a statement of the underlying assumptions, ranges and limitations, prepared on a monthly basis covering the one (1) year period commencing on May 1, 1997 and being attached hereto as Schedule 4.8 (the "Forecasts"). The Forecasts have been prepared in good faith and represent the good faith opinion of Borrower and its senior management as to the most probable course of Borrower's business operations for the periods covered thereby and have a reasonable basis; provided, that the failure of Borrower to achieve any such Forecasts shall not, in and of itself, constitute a Default or Event of Default.

      Section 4.9. Financial Information. All written data, reports and information which the Credit Parties have supplied to Bank or caused to be so supplied by a third party on its behalf in connection with this Agreement are complete and accurate and contain no material omission or misstatement except such as have been corrected in a writing delivered to Bank.

      Section 4.10. Business Relationships. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Borrower with any customer or group of customers whose purchases individually or in the aggregate are material to its business operations, or with any material supplier (other than in the ordinary course of business where one supplier is replaced by another offering terms which are substantially comparable or more favorable to Borrower).

      Section 4.11. Brokers. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by any Credit Party to any Person in connection with, the transactions contemplated by this Agreement.

      Section 4.12. Use of Proceeds. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter or principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80(a)(1) et seq.). No Extension of Credit, the application of the proceeds and repayment thereof by Borrower or the performance of the transactions contemplated by this Agreement will violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. No Credit Party owns any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of each Extension of Credit will be used only for the purposes set forth in this Agreement. None of the proceeds of any Extension of Credit will be used, or have been used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute such Extension of Credit a "purpose credit" within the meaning of said Regulation U or Regulations G or X of the Federal Reserve Board. No Credit Party will take, or permit any Person acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

      Section 4.13. Statutory Compliance. Each Credit Party is in compliance with all material laws, ordinances, rules, regulations and orders of any Governmental Authority applicable to it, its properties and assets and the business conducted by it, including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970 and all Environmental Laws except where non-compliance would not have a Material Adverse Effect.

      Section 4.14. Commitments. Borrower does not have any fixed, contingent or other obligations to issue any shares, or rights exercisable into shares, of its capital stock except as set forth on Schedule 4.14. attached hereto.

      Section 4.15. Events of Default. No Default or Event of Default has occurred and is continuing.

      Section 4.16. Other Defaults. No Credit Party is in default in any material respect in the performance, observance or fulfillment of any Contractual Obligation.

      Section 4.17. Taxes. Each Credit Party has filed all tax returns and reports required to be filed by it with any Governmental Authority and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on or in respect to such tax returns and reports.

      Section 4.18. Ownership of Borrower. A list of the holders of the shares of capital stock of Borrower is set forth in Schedule 4.18. attached hereto and incorporated herein by reference, and no other Person has any rights and/or claim to any issued or unissued shares of such capital stock.

      Section 4.19. Solvency. Each Credit Party is currently Solvent; and neither Credit Party is contemplating either the filing of a petition by it under the Bankruptcy Code or any state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets or has any knowledge of any Person contemplating the filing of any such petition against it.

      Section 4.20. Business Name. Borrower conducts its business solely through the names set forth on Schedule 12 of the Collateral Disclosure List, without the use of any trade name, or the intervention of or through any other Person. Borrower has not, except as set forth in the

Collateral Disclosure List, during the preceding five (5) years, conducted its business through any other name or trade name or been the surviving corporation in a merger or consolidation or acquired all or substantially all of the assets of any other Person.

      Section 4.21. Affiliate Contracts. All contracts and transactions between Borrower and any Affiliate or Subsidiary of Borrower have been executed or will be executed on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

      Section 4.22. Capitalization. The outstanding shares of capital stock of Borrower have been duly issued and are fully paid and non-assessable.

      Section 4.23. Litigation. Except as set forth on Schedule 4.23. attached hereto, there are no actions, suits or proceedings by or before any Governmental Authority or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of Borrower or any of its officers, threatened against either Credit Party or its properties and assets, which if adversely determined, would have a Material Adverse Effect

      Section 4.24. Title to Properties. Borrower has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Financial Statements referred to in
Section 4.7. (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in
Schedule 4.24. attached hereto, and, free from all defects of title that might have a Material Adverse Effect (other than those covered by title insurance in amounts sufficient to compensate Borrower for such defect). Borrower's properties, assets and rights are sufficient to permit it to conduct the business in which it is presently engaged. Borrower possesses all trademarks, service marks, trade names, trade service styles, copyrights and patents that may be necessary to own its properties and assets, and to conduct its business as it is presently conducted or as Borrower intends to conduct it hereafter, without any infringement or conflict with the rights of any other Person or any violation of law.

      Section 4.25. Labor Relations. Except as set forth on Schedule 4.25. attached hereto, neither Credit Party is a party to any collective bargaining or other agreement with any union and there are no material grievances, disputes or controversies with any union or other organization of such Credit Party's employees, or threats of strikes, work stoppages or demands by any union or such other organization.

      Section 4.26. Guarantees. Borrower is not a party to any Guarantee or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the ordinary course of business).

      Section 4.27. Subsidiaries. As of the date of this Agreement, all of the Subsidiaries and Affiliates of Borrower are set forth on Schedule 14 of the Collateral Disclosure List. Borrower or a Subsidiary of Borrower is the owner (subject to specified minority interests) free and clear of all Encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such capital stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. Borrower is not engaged in any joint venture, partnership or other business arrangement with any other Person except as described on said Schedule 14.

      Section 4.28. ERISA. Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

      Section 4.29. Environmental Protection. Except as set forth on Schedule
4.29. attached hereto:

            (a) The Borrower's manufacturing operations and other business operations involving the generation, storage, transport or use of Hazardous Materials comply in all material respects with all Environmental Laws.

            b) Borrower has not received (i) any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (ii) any letter or request for information under CERCLA or any other Environmental Laws, and, to the best of Borrower's knowledge, based upon reasonable investigation, the Borrower's manufacturing operations and other business operations involving the generation, storage, transport or use of Hazardous Materials are not the subject of any investigation or claim by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material, or subject to a lawsuit or claim arising under or related to any alleged violation of any Environmental Law.

            (c) Neither Borrower nor any Affiliate of Borrower is subject to any outstanding written order or agreement with any Governmental Authority or private party with respect to any Environmental Laws which relates to any of Borrower's manufacturing operations or facilities or other business operations or facilities which involve the generation, storage, transport or use of Hazardous Materials.

            (d) Neither Borrower nor any Affiliate of Borrower has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials on Borrower's business premises, and none of the business operations of Borrower involves the generation, transportation, storage or disposal of Hazardous Materials.

            (e) To the best of Borrower's knowledge, based, upon reasonable investigation, no Hazardous Material exists on, under or about any of the properties of Borrower in violation of Environmental Laws, and Borrower has not filed any notice or report of a Release of any

Hazardous Materials that could give rise to any claim or suit against Borrower arising from such a Release.

      Section 4.30. Accounts Receivable. All of Borrower's Accounts Receivable
(i) are and shall be based on an actual and bona fide sale and shipment of goods or the rendition of services to Account Debtors; (ii) are and shall be made by Borrower in the ordinary course of its business; (iii) result from goods and Inventory being sold (or services being rendered) which are the exclusive property of Borrower; (iv) are the exclusive property of Borrower; (v) are not subject to any Encumbrance other than Permitted Encumbrances; and (vi) are represented by invoices or statements issued in the name of Borrower.

      Section 4.31. Investments. Except as set forth on Schedule 4.31. attached hereto, Borrower has no Investment in any Person other than existing Investments in Subsidiaries and Qualified Investments.

                   SECTION 5. CONDITIONS TO OBLIGATION OF BANK

      Bank shall have no obligation under this Agreement to make any further Extension of Credit unless and until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been satisfied or waived by Bank in writing prior to or on the Closing Date:

      Section 5.1. Representations and Warranties True. The representations and warranties contained in Section 4 are true and correct in all material respects, and Borrower, by its President or other executive officer, shall have so certified to Bank.

      Section 5.2. Delivery of Documents. The Credit Parties shall have duly executed and delivered to Bank, in form and substance satisfactory to Bank and its legal counsel, this Agreement, the Notes, the Other Documents and all further documents as Bank may reasonably request to evidence the Obligations or to create, perfect or continue any security interest or mortgage lien contemplated by this Agreement and the Other Documents. In addition, Bank shall have received or agreed in writing to waive or delay the receipt of:

            Section 5.2.1. Copies of all corporate action taken by the Credit Parties to authorize the execution and delivery of this Agreement, the Notes and the Other Documents, together with a certificate of the corporate secretary or assistant secretary of the subject Credit Party certifying that the same are true, correct and complete as of the Closing Date.

            Section 5.2.2. Copies of each Credit Party's Certificate of Incorporation and Bylaws, if and as amended, together with a certificate of the corporate secretary or assistant secretary of the subject Credit Party certifying that the same are true, correct and complete as of the Closing Date.

            Section 5.2.3. A certificate(s) issued by the appropriate tax departments or agencies of each state in which the chief executive office of each Credit Party is located to the effect that such Credit Party has paid all income, sales and applicable taxes.

            Section 5.2.4. A certificate issued by the office of the Secretary of State of the state of each Credit Party's incorporation to the effect that such Credit Party is legally existing and in good standing under the laws of such state.

            Section 5.2.5. A certificate issued by the office of the Secretary of State of each state in which such Credit Party is qualified as a foreign corporation to the effect that such Credit Party is duly qualified and in good standing as a foreign corporation under the laws of such state.

            Section 5.2.6. A certificate of the corporate secretary or assistant secretary of each Credit Party certifying to the incumbency and signatures of all officers of such Credit Party who are authorized to execute this Agreement, the Notes, the Guaranty and the Other Documents.

            Section 5.2.7. Objective evidence satisfactory to Bank and its legal counsel of the payment of all taxes and assessments due or claimed to be due to any Governmental Authority with respect to the Collateral.

            Section 5.2.8. A UCC-11 Request for Information certified by the Office of the Secretary of State of the State of Connecticut (or an acceptable equivalent thereto) for each name set forth on the Collateral Disclosure List listing the filings against Borrower as debtor under such names at such offices.

            Section 5.2.9. Such supplemental UCC-1 Financing Statements as Bank deems necessary to perfect any security interests contemplated by this Agreement or the Other Documents.

            Section 5.2.10. Insurance policies and certificates evidencing insurance coverage on Borrower's properties and assets complying with Section
7.2 hereof, which insurance policies shall name Bank as an additional insured/loss payee.

            Section 5.2.11. An environmental certificate and indemnity agreement executed by Borrower on the Original Closing Date and confirmed on the Closing Date, satisfactory in form and substance to Bank and its legal counsel (the "Environmental Certificate").

            Section 5.2.12. Such cash management, lockbox and similar agreements required by Bank to administer the Line of Credit.

            Section 5.2.13. An endorsement to each ALTA title insurance policy or policies insuring the lien of the Mortgage in the Mortgaged Property in amounts and with such exceptions to coverage as may be approved by Bank and its legal counsel.

            Section 5.2.14. Such further documents, instruments and agreements as Bank shall reasonably request, all in form and substance satisfactory to Bank and its legal counsel.

      Section 5.3. Validity of Liens. All Encumbrances in the Collateral shall have been created in favor of Bank, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by Bank, first security interests in and liens upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of Bank and its legal counsel to create said Encumbrances shall have been made, taken and/or effected.

      Section 5.4. Opinion of Counsel. Bank shall have received from counsel for the Credit Parties a written opinion, in the form of Exhibit E attached hereto, satisfactory in form and substance to Bank and its legal counsel.

      Section 5.5. Payment of Fees. Borrower shall have paid to Bank a facility fee (the "Facility Fee") in the amount of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) on the Closing Date. In addition, Borrower shall have paid any other applicable fees and expenses due to Bank at closing, including the reasonable fees and expenses of Bank's legal counsel.

      Section 5.6. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to Bank and its legal counsel.

                  SECTION 6. CONDITIONS TO EXTENSION OF CREDIT

      Section 6.1. In General. Bank shall have no obligation to make any Extension of Credit unless and until, it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Extension of Credit.

      Section 6.1.1. Notice of Borrowing. Bank shall have received, in a timely manner, a Notice of Borrowing in a form satisfactory to Bank.

      Section 6.1.2. Borrowing Base Certificate. Bank shall have received a Borrowing Base Certificate satisfactory in form and substance to Bank showing that the Borrowing Base is sufficient to permit Bank to make the requested Extension of Credit.

      Section 6.1.3. No Material Adverse Change. There has been no change in the financial condition or business operations of Borrower or its Subsidiaries since the date of the last Financial Statements or other financial reports delivered to Bank which has a Material Adverse Effect.

      Section 6.1.4. Truth of Representations and Warranties. All of the representations and warranties set forth in Section 4 of this Agreement are true and correct in all materials respects as of the date on which the requested Extension of Credit is made.

      Section 6.1.5. No Default. No Default or Event of Default shall have occurred and be continuing or shall occur as a result of the requested Extension of Credit.

      Section 6.1.6. Payment of Fees. Borrower shall have paid any applicable fees and expenses due to Bank, including any reasonable fees and expenses of Bank's legal counsel.

      Section 6.1.7. Corporate Action. The corporate action of Borrower referred to in Section 5.2.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.2.6. or as subsequently reflected in a new certificate of incumbency delivered to Bank in connection with the requested Extension of Credit.

      Section 6.1.8. Legal Matters. All legal matters incident to the transactions contemplated by the requested Extension of Credit shall be satisfactory to Bank and its legal counsel and no change shall have occurred in any law or regulation or interpretation thereof, which, in the opinion of Bank and its legal counsel, would make it illegal or against the policy of any governmental body, agency or instrumentality for Bank to make the requested Extension of Credit.

                  SECTION 7. AFFIRMATIVE COVENANTS OF BORROWER

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      7.1. Financial Statements and Reporting Requirements. Borrower shall furnish to Bank:

            Section 7.1.1. As soon as available, but in no event later than ninety (90) days after the end of each Fiscal Year, consolidated and consolidating Financial Statements for each of Borrower and Guarantor for such year, audited and certified by Arthur Andersen LLP (or other independent certified public accountants acceptable to Bank) in the case of such consolidated statements, and certified by the chief financial officer of Borrower or Guarantor, as applicable, in the case of such consolidating statements; and, concurrently with the delivery of such Financial Statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such Financial Statements, they have obtained no knowledge of any Default or Event of Default, or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof.

            Section 7.1.2. As soon as available, but in no event later than thirty (30) days after the end of each month (60 days after month-end in the case of May, 1997), internally prepared Financial Statements, prepared in accordance with GAAP on year-to-date and month to date basis certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount.

            Section 7.1.3. As soon as available, but in no event later than fifteen (15) days after the end of each month, internally prepared copies of the following financial reports: (i) a reconciliation of Accounts Receivable in substantially the form of Exhibit F attached hereto; (ii) an aging of accounts receivable and accounts payable; (iii) an accounts receivable exclusion report in substantially the form of Exhibit G attached hereto; (iv) a Borrowing Base Certificate and (v) a designation of merchandise report in substantially the form of Exhibit H attached hereto, all prepared in accordance with GAAP.

            Section 7.1.4. As soon as available, but in no event later than five
(5) days after the end of each calendar week, (a) a certificate in substantially the form of Exhibit I-1 attached hereto setting forth (i) Borrower's then existing Eligible Inventory or, if requested by Bank, particular items, types or categories thereof; (ii) Borrower's then existing Eligible Accounts Receivable;
(iii) such other information in respect of Inventory, Accounts Receivable, Equipment and other Collateral as Bank may reasonably request; and (iv) containing a calculation of Borrowing Base and borrowing availability as of the date of said certificate (the "Borrowing Base Certificate") and (b) a report as to orders received and booked by Borrower and a backlog report, such reports to be in the form of Exhibits I-2 and I-3 attached hereto.

            Section 7.1.5. As soon as available, but in no event later than thirty (30) days prior to the end of each Fiscal Year, forecasted Financial Statements prepared in accordance with the standards set forth in Section 4.8. hereof, showing a most probable scenario and including collateral availability and usage under the Line of Credit and in such further reasonable detail as Bank may request for each of the forthcoming twelve (12) months, month by month, together with such appropriate supporting details and statements or assumptions.

            Section 7.1.6. As soon as available, but in no event later than forty-five (45) days after the end of each Fiscal Quarter, a report in substantially the form of Exhibit J attached hereto signed on behalf of Borrower by its chief financial officer.

            Section 7.1.7. On a daily basis as required by Bank, a loan advance confirmation report and/or a loan payment calculation report in substantially the form of Exhibit A and Exhibit K attached hereto.

            Section 7.1.8. As soon as available, copies of any and all reports filed by Guarantor with the United States Securities and Exchange Commission, including Form l0-Q and Form 10-K.

      Section 7.2. Fire and Hazard Insurance. Borrower shall keep its properties and assets insured against fire and other hazards (so called "All Risk Coverage") in amounts and with companies satisfactory to Bank to the same extent and covering such risks as is customary in the state or similar business, but in no event in an aggregate amount less than the Obligations, which policies shall name Bank as first loss payee as its interest may appear. Borrower shall also maintain public liability coverage against claims for personal injuries or death, business interruption, worker's compensation, employment or similar insurance with coverage and in amounts satisfactory to Bank and as may be required by applicable law. Such policies shall provide for a minimum of thirty
(30) days' written cancellation notice to Bank. Borrower agrees to deliver copies of all of the aforesaid insurance policies to Bank. In the event of any loss or damage to the Collateral, Borrower shall give immediate written notice to Bank and to its insurers of such loss or damage and shall promptly file proof of loss with its insurers.

      Section 7.3. Maintenance of Existence. Except as provided by Section 8.6. hereof, Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges, including its corporate name, in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable and the failure to be so qualified would have a Material Adverse Effect.

      Section 7.4. Preservation of Collateral. Borrower shall preserve and maintain the Collateral in good repair, working order and operating condition (ordinary wear and tear excepted) and Borrower shall immediately notify Bank of any event causing material loss or unusual depreciation in the value of the Collateral.

      Section 7.5. Taxes and Other Assessments. Borrower shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall file all Federal, state and local tax returns and other reports that it is required by law to file other than returns and other reports in respect of taxes which are being contested in good faith in accordance with applicable law. Borrower shall promptly notify or cause notice to be given to Bank of any pending audits of its income tax returns by the Internal Revenue Service or by any state in which Borrower conducts business operations and the results of each such audit.

      Section 7.6. Inspection. Borrower shall permit Bank or its designees, at any time during normal business hours and upon reasonable prior notice (or if a Default or Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties and assets of Borrower and its Subsidiaries; (ii) examine and make copies of and take abstracts from the books and records of Borrower and its Subsidiaries; and (iii) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types, to maintain the confidentiality of any non-public information thereby received or received pursuant to Section 7.1. hereof except that disclosure of such information may be made (i) to Bank Affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of an interest in the Obligations; (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order; and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Borrower shall permit

Bank (or any of its officers, agents, attorneys or accountants) for the purpose of ascertaining whether or not each and every provision of this Agreement or the Other Documents is being performed or for the purpose of examining the Collateral and the records relating thereto, to enter the offices and business premises of Borrower and its Subsidiaries, and to conduct an audit of the Collateral and/or Borrower's financial and business records on four (4) occasions during each twelve (12) month period at such times as Bank may select in its sole and absolute discretion; provided however, that Bank shall have the right to conduct such an audit on more than four (4) occasions if a Default or Event of Default shall have occurred and be continuing. Any such audit shall be conducted at Borrower's expense at Bank's current rate of $500.00 per man day plus expenses. Any charges and expenses relating to such audits shall be directly debited by Bank from the Loan Account.

      Section 7.7. Notices. Borrower shall promptly upon becoming aware of the occurrence of a Default or Event of Default notify Bank thereof in writing. Borrower shall also promptly advise Bank of:

            (a) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower or its Subsidiaries;

            (b) any change of independent public accountants, notice that such change has occurred together with the name of the new accountants; or

            (c) any other matter which has resulted or may reasonably be expected to result in a Material Adverse Effect.

      Section 7.8. Litigation. Borrower shall promptly inform Bank of any action, suit, or proceeding by or before any Government Authority or arbitration or alternate dispute resolution proceeding, which might have a Material Adverse Effect.

      Section 7.9. Maintenance of Books and Records. Each of Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP. Each of Borrower and its Subsidiaries shall maintain duplicate copies of all such books and records (i) on-site at all times and (ii) off-site updated on a monthly basis.

      Section 7.10. Maintenance of Permits. Borrower shall obtain and/or maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which it presently possesses or which may may become necessary in the future to conduct its business operations.

      Section 7.11. Use of Proceeds. Borrower will use the proceeds of any Extension of Credit solely for the purposes set forth in this Agreement.

      Section 7.12. Payment of Indebtedness. Borrower shall promptly pay and discharge when due and payable (or within applicable grace periods) all Indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

      Section 7.13. Additional Offices. Borrower shall give Bank written notice of each additional facility or office of Borrower to be opened after the Closing Date. Except to the extent set forth in any such notice, the chief executive office of Borrower and all records relating to the Collateral shall be located at the locations set forth in the Collateral Disclosure List

      Section 7.14. Access to Collateral. With respect to each location at which the Collateral is now or hereafter located, Borrower will obtain (subject to the provisions of existing leases and other restrictions) such lien waivers, estoppel certificates or subordination agreements as Bank may reasonably require to insure the priority of its security interest in, and, subject to applicable law, its ability to take possession of, the Collateral situated at such locations.

      Section 7.15. Compliance with Laws. Borrower shall comply in all material respects with the requirements of all applicable laws, ordinances, rules, regulations and orders of any Government Authority.

      Section 7.16. ERISA. Borrower shall: (i) make prompt payments of contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every Plan and, promptly after the filing thereof furnish to Bank copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year; (ii) notify Bank immediately of any fact, including, but not limited to, any "reportable event", arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) promptly after the issuance thereof furnish to Bank a copy of any notice of any "reportable event" given to the PBGC with respect to any Plan; (iv) promptly after receipt thereof, furnish to Bank a copy of any notice received from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (v) furnish to Bank, promptly upon its request therefor, such additional information concerning each and every Plan as may be reasonably requested.

      Section 7.17. Compliance with Environmental Laws.

            (a) Borrower shall, from time to time, if requested by Bank upon reasonable cause, retain, at Borrower's expense, an independent professional environmental consultant to prepare a report relating to Hazardous Materials and to conduct an investigation of any or all of the business premises of Borrower. Borrower agrees also that Bank (or its agents) may, upon reasonable cause, from time to time retain at Borrower's expense, an independent professional environmental consultant to advise Bank as to any such report relating to Hazardous Materials. Borrower hereby grants to Bank, its agents, employees, consultants and contractors the right to enter into or onto Borrower's business premises to perform such tests and/or sampling as are reasonably necessary to conduct such a review and/or investigation in accordance with a mutually agreeable site access agreement between Borrower and Bank.

            b) Borrower shall promptly advise Bank in writing and in reasonable detail of (i) any Release of any Hazardous Material on its business premises required to be reported to any Governmental Authority under any applicable Environmental Laws; (ii) any and all written communications with respect to claims or suits under such laws or any Release of Hazardous Materials on its business premises required to be reported to any Federal, state or local governmental authority, instrumentality or agency; (iii) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials on, under or about the business premises of Borrower, the existence of which could have a Material Adverse Effect or (B) any claim or suit resulting in a material adverse change in Borrower's business operations or financial condition; (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's business premises that could cause such premises to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (v) any request for information from any Governmental Authority that indicates such authority, instrumentality or agency is investigating whether Borrower may be potentially responsible for a Release of Hazardous Materials.

            (c) Borrower shall, at its own expense, provide copies of such documents or information as Bank may reasonably request in relation to any matters disclosed pursuant to this Section 7.17.

            (d) Borrower shall comply in material respects with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws. Borrower shall promptly take any and all remedial action required by applicable Environmental Laws in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises. If Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about its business premises, Borrower shall conduct and complete such remedial action in compliance with the policies, orders and directives of any Governmental Authority except when and only to the extent that Borrower's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material or the scope or extent of the remedial action is being contested in good faith by Borrower.

      Section 7.18. Appraisals. Borrower shall permit Bank to obtain, at the expense of Borrower, on one occasion during each twelve month period (and more often if an Event of Default shall occur and be continuing), appraisals of the Fixed Assets prepared by an appraiser satisfactory to Bank in its sole and absolute discretion.

                          SECTION 8. NEGATIVE COVENANTS

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      Section 8.1. Limitation on Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

            (a) Indebtedness of Borrower or any of its Subsidiaries to Bank or any Bank Affiliates;

            (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 8.1. attached hereto or in the Financial Statements referred to in Section 4.7. hereof, or which may hereafter be incurred pursuant to any commitment disclosed on Schedule 8.1.;

            (c) Subordinated Indebtedness incurred with the prior written consent of Bank;

            (d) Indebtedness secured by Permitted Encumbrances; and

            (e) other Indebtedness of Borrower in an aggregate outstanding principal amount not exceeding (i) ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in any one (1) instance or TWO HUNDRED AND NO/l00 DOLLARS ($200,000.00) in the aggregate during any twelve (12) month period or (ii) FOUR HUNDRED THOUSAND AND NO/l00 DOLLARS ($400,000.00) in the aggregate at any one time outstanding.

      Section 8.2. Contingent Liabilities. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

            (a) Guarantees in favor of Bank or any Bank Affiliates;

            (b) Guarantees existing on the date of this Agreement and disclosed on Schedule 8.2. attached hereto or in the Financial Statements referred to in
Section 4.7. hereof;

            (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

            (d) Guarantees with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding (i) ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in any one
(1) instance or TWO HUNDRED THOUSAND AND NO/l00 DOLLARS ($200,000.00) in the aggregate in any twelve (12) month period or (ii) FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) in the aggregate at any one time; and

            (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies.

      Section 8.3. Leases. Neither Borrower nor any of its Subsidiaries shall during any Fiscal Year enter into any leases of real or personal property as lessee, except for Capital Leases or leases providing for payments in any one
(1) fiscal year (whether or not such payments are termed rent) as permitted under Section 8.1. hereof, that in the aggregate do not increase the aggregate annual lease payments of Borrower and its Subsidiaries in excess of ONE HUNDRED FIFTY THOUSAND AND NO/l00 DOLLARS ($150,000.00) over such payments required to be made during the immediately preceding Fiscal Year.

      Section 8.4. Sale and Leaseback. Neither Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that Borrower or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

      Section 8.5 Encumbrances. Neither Borrower nor any of its Subsidiaries shall (i) create, incur, assume or suffer to exist any Encumbrance, or (ii) assign or otherwise convey any right to receive income, including the Accounts Receivable, with or without recourse, except the following ("Permitted Encumbrances"):

            (a) Encumbrances in favor of Bank or any Bank Affiliates;

            (b) Encumbrances existing as of the date of this Agreement and disclosed in Schedule 4.24. attached hereto;

            (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 7.5. hereof;

            (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation or liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

            (e) judgment, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money) that shall not have been in existence for a period longer than thirty
(30) days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay;

            (f) rights of lessors under Capital Leases;

            (g) Encumbrances in respect of any purchase money obligations for tangible property used in its business incurred as permitted under Section 8.1. hereof; provided, however, that any such Encumbrances shall not extend to properties and assets of Borrower or any such Subsidiary not financed by such purchase money obligation;

            (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business; and

            (i) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property; provided, however, that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of Borrower or any such Subsidiary not encumbered prior to any such refinancing.

      Section 8.6. Merger; Consolidation; Sale or Lease of Assets. Neither Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of properties or assets (valued at the lower of cost or market), other than sales of Inventory in the ordinary course of business or Equipment as permitted under
Section 10.3.5. hereof, or liquidate, merge or consolidate into or with any other Person; provided, however, that any Subsidiary of Borrower may merge or consolidate into or with (i) Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if Borrower is the surviving company, or (ii) any other wholly-owned Subsidiary of Borrower. Notwithstanding the foregoing, Borrower may sell its real property located in the Town of Landis, Rowan County, North Carolina as long as no Default or Event of Default shall have occurred and be continuing as of the date of sale and the net proceeds of such sale are used by Borrower in accordance with Section 2.3.6. of this Agreement.

      Section 8.7. Additional Stock Issuance. Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to Borrower. Neither Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to Borrower or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 8.6.

      Section 8.8. Dividends. Borrower shall not pay any (i) Dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock or (ii) make any tax sharing payments, corporate overhead contribution or any other similar payment, contributions or charge except that Borrower may pay Dividends or make other payments to Guarantor in an amount which does not exceed TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) in the aggregate during any Fiscal Year to reimburse Guarantor for the payment of amounts actually and customarily incurred for legal, audit and similar expenses and for no other purpose upon the satisfaction of the following conditions precedent:

      (a) No Default or Event of Default shall have occurred or be continuing or result from the payment of any such Dividends or other payments; and

      (b) Dividends and other payments may be paid on a quarterly basis to Guarantor commencing with the Fiscal Quarter ending July 31, 1997; and

      (c) Prior to the payment of any Dividends or other payments, Bank shall confirm in writing Borrower's compliance with the financial covenants set forth in Section 9 hereof and, in the case of the payment of Dividends or other payments for the Fiscal Quarter ending April 30 in each year, Bank shall have received all annual financial statements, reports and certificates then required to be provided under Section 7.1. hereof.

This Section 8.8. shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its capital stock pro rata to its existing shareholders and (ii) the purchase or redemption by Borrower of its capital stock with the proceeds of the issuance of additional shares of capital stock.

      Section 8.9. Capital Expenditures. Neither Borrower nor any of its Subsidiaries shall purchase or agree to purchase, or incur any obligations (including that portion of obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) for, any equipment or other property constituting fixed assets in excess of FIVE HUNDRED THOUSAND AND NO/l00 DOLLARS ($500,000.00) in any Fiscal Year commencing with the Fiscal Year ending April 30, 1997 ("Permitted Capital Expenditures").

      Section 8.10. Investments. Neither Borrower nor any of its Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries and (ii) Qualified Investments.

      Section 8.11. ERISA. Neither Borrower nor any member of the Controlled Group shall permit any plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code); (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived; or (iii) terminate any Plan in a manner that could result in the imposition of an Encumbrance on the property and assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

      Section 8.12. Change in Terms and Prepayment of Subordinated Indebtedness. Borrower shall not:

            (a) effect or permit any change in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Obligations or (ii) the terms relating to the repayment of any Subordinated Indebtedness; or

            b) directly or indirectly, make any payment of any principal of or in redemption, retirement or repurchase of Subordinated Indebtedness except payments required by the instruments evidencing such Indebtedness.

      Section 8.13. Change in Management. Borrower shall not make a material change in its present form and structure of business and financial management

      Section 8.14. Change Name or Location. Borrower shall not change its corporate name or conduct its business under any name other than those set forth in the Collateral Disclosure List or change its chief executive office, place of business or location of the Collateral or records relating to the Collateral from the locations set forth in the Collateral Disclosure List unless it has given Bank at least thirty (30) days prior written notice.

      Section 8.15. Contracts. Borrower shall not enter into any contract other than on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

      Section 8.16. Compliance with Environmental Laws. Borrower shall not generate, handle, use, store or treat any Hazardous Materials except in compliance with Environmental Laws.

      Section 8.17. Lines of Business. Borrower shall not make a material change in or discontinue its existing lines of business nor enter into any new line or lines of business except as set forth in the Forecasts.

      Section 8.18. Fiscal Year. Borrower shall not change its existing Fiscal Year.

                         SECTION 9. FINANCIAL COVENANTS.

      Borrower covenants and agrees that from the date hereof, until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      Section 9.1. Current Ratio. The ratio of Borrower's Consolidated Current Assets to its Consolidated Current liabilities shall not be less than the following amounts as of the end of the following Fiscal Quarters:

            FISCAL QUARTER ENDING         RATIO
            ---------------------         -----
            July 31, 1997                 1.6 to 1.0
            October 31, 1997              1.3 to 1.0
            January 31, 1998              2.3 to 1.0
            April 30, 1998                2.0 to 1.0

      Section 9.2. Consolidated EBITDA. Borrower's Consolidated EBITDA shall be at least the following amounts as of the end of the following months (calculated on a fiscal year-to-date basis):

            MONTH                        AMOUNT (in 000s)
            -----                        ----------------
            May, 1997                    $ 97.
            June, 1997                   $ 268.
            July, 1997                   $ 564.
            August, 1997                 $ 833.
            September, 1997              $1,078.
            October, 1997                $1,235.
            November, 1997               $1,245.
            December, 1997               $1,173.
            January, 1998                $1,032.
            February, 1998               $ 953.
            March, 1998                  $ 926.
            April, 1998                  $ 831.

      Section 9.3. Debt Service Coverage. Borrower shall not permit the ratio of its Consolidated Operating Cash Flow to Consolidated Total Debt Service to be less than 1.0 to 1.0 at the end of each Fiscal Quarter. Borrower's compliance with such covenant shall be calculated commencing with the Fiscal Quarter ending April 30, 1998 on a rolling basis by reference to the Fiscal Quarter then ending and the three (3) immediately preceding Fiscal Quarters.

      Section 9.4. Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio. The ratio of Borrower's Consolidated Total Liabilities to its Consolidated Tangible Net Worth shall not be greater than the following amounts during the following Fiscal Quarters:

            FISCAL QUARTER ENDING         RATIO
            ---------------------         -----
            July 31, 1997                 2.5 to 1.0
            October 31, 1997              2.0 to 1.0
            January 31, 1998              1.5 to 1.0
            April 30, 1998                1.5 to 1.0

            Section 9.5. Definitions. The following capitalized terms used in this Section 9 and in any certificate, report or other document, instrument or agreement executed or delivered in connection with the covenants set forth in this Section 9 shall have the meanings ascribed to such terms below:

            Section 9.5.1. "Consolidated Current Assets" means, as of any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date.

            Section 9.5.2. "Consolidated Current Liabilities" means, as of any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date, plus, to the extent not already included therein, all Revolving Loans and all Indebtedness that is payable upon demand or within one (1) year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one
(1) year from the date of determination.

            Section 9.5.3. "Consolidated Operating Cash Flow" means, for any period, the Consolidated EBITDA determined in accordance with GAAP.

            Section 9.5.4. "Consolidated EBITDA" means, for any period, the consolidated earnings of Borrower and its Subsidiaries for such period before any provision for (i) interest expense for such period, (ii) income tax expense for such period and (iii) amounts in respect of depreciation and amortization for such period, all of the foregoing determined in accordance with GAAP.

            Section 9.5.5. "Consolidated Tangible Net Worth" means, as of any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus (i) the sum of any amounts attributable to (a) goodwill; (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses; (c) all reserves not already deducted from assets; (d) any write-up in the book value of assets resulting from any reevaluation thereof subsequent to the date of the Financial Statements referred to in Section 7.1.; and (e) the value of any minority interests in Subsidiaries and (ii) Consolidated Total Liabilities.

            Section 9.5.6. "Consolidated Total Debt" means, as of any date as of which the amount thereof shall be determined, all Indebtedness of Borrower including the Obligations as of such date.

            Section 9.5.7. "Consolidated Total Debt Service" means, for any period, the aggregate amount of Borrower's obligation to make payments of principal, interest and other amounts in respect of all Consolidated Total Debt for such period.

            Section 9.5.8. "Consolidated Total Liabilities" means, as of any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, including in any event all Indebtedness.

      Section 9.6. Establishment of Covenants. Bank and Borrower acknowledge that the foregoing covenants were established by Borrower and Bank on the basis of the Forecasts provided to Bank by Borrower under Section 4.8. after leaving a margin in favor of Borrower which Borrower and Bank have mutually agreed is fair. Accordingly, Borrower and Bank have mutually agreed that Borrower's failure to comply with the express terms of any financial covenants shall be deemed material for the purposes of this Agreement.

              SECTION 10. SPECIAL COVENANTS RELATING TO COLLATERAL

      Borrower covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

      Section 10.1 Accounts Receivable. With respect to its Accounts Receivable:

            Section 10.1.1. Borrower shall deposit all payments received from or on behalf of an Account Debtor into an account established with Bank and Borrower shall direct or otherwise cause all Account Debtors to pay all monies due under their respective Accounts Receivable to a lockbox account (the "Lockbox Account") maintained by Bank in Borrower's name at Borrower's expense and, to the extent Borrower receives such payments directly, all remittances received by Borrower on account of Accounts Receivable shall be held as Bank's property by Borrower as trustee of an express trust for Bank's benefit, and Borrower will immediately deliver to Bank the identical checks, moneys or other forms of payment received. Borrower hereby constitutes Bank, or any representative whom Bank may designate, as Borrower's attorney-in-fact (i) to endorse the Borrower's name on any notes, acceptances, checks, drafts, money orders or other evidence of payment or security interest that may come into Bank's possession, and (ii) during the continuance of an Event of Default, to sign Borrower's name on any invoice or bill of lading relating to Accounts Receivable, on drafts against customers, assignments and certificates of Accounts Receivable, and notices to customers. Bank retains the right at all times during the continuance of an Event of Default to notify Account Debtors that their respective Accounts Receivable have been assigned to Bank and to collect Accounts Receivable directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to, the Loan Account. Bank has no duty to protect, insure, collect or realize upon the Accounts Receivable or other collateral or preserve rights in them other than to act in a commercially reasonable manner. Borrower releases Bank from any liability for any act or omission relating to the Obligations, the Accounts Receivable or other Collateral or this Agreement, except Bank's failure to act in a commercially reasonable manner. All amounts received by Bank in payment of Accounts Receivable assigned to it are to be credited to the Loan Account upon receipt by Bank, conditioned upon collection by Bank of good funds in respect thereof.

            Section 10.1.2. Following the occurrence of an Event of Default and in connection with any audit conducted under Section 7.6. hereof, and in all other instances following written notice to Borrower, any of Bank's officers, employees, or agents shall have the right, in Bank's name or in the name of Borrower, to request the verification of the validity, amount or any other matter relating to any Account Receivable by mail, telephone, facsimile transmission, telegraph, or other communication to Account Debtors.

            Section 10.1.3. Borrower shall keep accurate and complete records of its Accounts Receivable and accounts payable, and upon demand by Bank shall deliver to Bank copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Borrower's Accounts Receivable and accounts payable and such other matters and information relating to the status of the Accounts Receivable and accounts payable as Bank shall reasonably request.

            Section 10.1.4. Borrower shall promptly advise Bank:

            (a) of any material delay in Borrower's performance of any of its material obligations to any Account Debtor or the assertion of any claim, offset or setoff by any Account Debtor in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00); or

            (b) in the event that any Eligible Account Receivable becomes ineligible for reasons other than lapse of time in payment and the reasons therefor; or

            (c) of the receipt of any Government Contract which is subject to the Federal Assignment of Claims Act of 1940; or

            (d) of the receipt of any cancellation or termination of; or the delivery of notice of default under, any Government Contract.

            Section 10.1.5. Borrower shall promptly execute any assignment and take any action requested or required by Bank with respect to any Account Receivable, the face value of which exceeds ONE THOUSAND AND NO/l00 DOLLARS ($1,000.00), which arises out of a Government Contract in order to insure compliance with the Federal Assignment of Claims Act of 1940.

            Section 10.1.6. Borrower shall maintain all Accounts Receivable free of all Encumbrances other than those in favor of Bank.

      Section 10.2. Inventory. With respect to its Inventory:

            Section 10.2.1. Borrower shall maintain all Inventory free of all Encumbrances other than those in favor of Bank.

            Section 10.2.2. Borrower shall not store or deposit any Inventory with a bailee, warehouseman, or similar party without Bank's prior written consent and, if Bank gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Bank, in form and substance acceptable to Bank and its legal counsel, warehouse receipts for such Inventory in Bank's name or a warehouseman's waiver and agreement.

            Section 10.2.3. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a warehouseman where the warehouse receipt is in the name of or held by Bank or who has executed a warehouseman's waiver and consent in favor of Bank, Borrower shall notify such Person of Bank's security interest therein and, upon request, instruct such Person or Persons to hold all such Inventory for the account of Bank and subject to Bank's instructions.

            Section 10.3. Equipment. With respect to its Equipment:

            Section 10.3.1. Borrower shall maintain the Equipment used in the ordinary course of business in good operating condition and repair (normal wear and tear excepted), and make all necessary replacements of and repairs thereto so that the value and operating efficiency of the Equipment shall be maintained and preserved.

            Section 10.3.2. The Equipment, other than when being used in the ordinary course of business, is located or stored at the locations described in
Schedule 3 of the Collateral Disclosure List (other than Equipment being temporarily stored for purposes of repair or maintenance), and Borrower shall promptly notify Bank, in writing, in the event Borrower shall store or locate the Equipment at any location other than the locations specified in said
Schedule 3.

            Section 10.3.3. Borrower, immediately on demand therefor by Bank, shall deliver to Bank any and all evidence of ownership, if any, of any of the Equipment Borrower purports to own (including, without limitation, certificates of title and applications for title).

            Section 10.3.4. Borrower shall maintain accurate, itemized records, itemizing and describing the kind, type, quality, quantity and value of its Equipment and shall furnish Bank with a current schedule containing the foregoing information at Bank's reasonable request.

            Section 10.3.5. Borrower shall not sell, lease, or otherwise dispose of or transfer any interest in any of its Equipment or any part thereof in excess of FIFTY THOUSAND AND NO/l00 DOLLARS ($50,000.00) in any one (1) instance or ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate during any Fiscal Year without the prior written consent of Bank, unless (a) no Default or Event of Default shall exist at the time of such sale, lease or disposition,
(b) such sale, lease or disposition is made in the ordinary course of Borrower's business, and (c) the net proceeds of such sale, lease or disposition are used to prepay the Term Loan as set forth in Section 2.3.6. hereof or, if consented to by Bank, for the purchase of additional Equipment on which Bank will have a first priority security interest. Where Borrower is permitted to dispose of any Equipment under this Agreement or by any consent thereto hereafter given by Bank, it shall do so at arm's length, in good faith and by obtaining the commercially reasonable amount of recovery practicable therefor and without impairing the operating integrity of the remaining Equipment.

            Section 10.3.6 Borrower shall, if requested by Bank with due cause, provide to Bank a forced and orderly liquidation value appraisal of Borrower's Equipment performed by an appraiser acceptable to Bank and at Borrower's expense.

                               SECTION 11 DEFAULT

      Section 11.1. The occurrence of any of the following events Shall constitute a default under this Agreement, the Notes and the Other Documents (an "Event of Default"):

            (a) Borrower shall fail to pay (i) any outstanding principal amount of the Line of Credit when due, (ii) any Reimbursement Obligations when due,
(iii) any outstanding principal of the Term Loan within ten (10) days of the due date or (iv) any accrued and unpaid interest on the Loans or any fees or expenses payable under this Agreement, the Notes or the Other Documents within ten (10) days of the due date; or

            (b) Borrower shall fail to perform any term, covenant or agreement contained in Sections 7.1., 7.3., 7.6., 7.11., 7.14., 8. or 10 of this
Agreement; or

            (c) Borrower shall fall to perform any covenant or agreement contained in Sections 7.2. or 7.4. of this Agreement, and such failure shall continue for thirty (30) days; or

            (d) Borrower shall fail to perform any other term, covenant or agreement (other than terms, covenants or agreements which are the subject of Sections 11.1.(a) through 11.1.(c) and Section 11.1.(k) hereof) contained in this Agreement and such default shall continue for thirty (30) days after written notice thereof has been sent to Borrower by Bank; or

            (e) any representation or warranty of the Credit Parties made in this Agreement, the Notes or the Other Documents or in any certificate or report delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

            (f) Either Credit Party shall fail to pay at maturity (unless disputed in good faith), or within any applicable period of grace, any Indebtedness or obligations for the use of real or personal property in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness, or Borrower shall fail to observe or perform any term, covenant or agreement relating to obligations for the use of real or personal property, or relating to such use of real or personal property, in an aggregate amount as aforesaid, the result of which failure is to permit (i) the holder or holders of such Indebtedness or obligations to cause the same to become due prior to its stated maturity or (ii) the lessor of such real or personal property to terminate Borrower's use thereof prior to the specified term therefor; or

            (g) Either Credit Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its properties and assets; (ii) be generally not paying its debts as such debts become due; (iii) make a general assignment for the benefit of its creditors;
(iv) commence a voluntary case under the Bankruptcy Code; (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other law; (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

            (h) a proceeding or case shall be commenced, without the application or consent of either Credit Party in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its properties and assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, which in any case is not dismissed within sixty (60) days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against either Credit Patty; or action under the laws of the jurisdiction of incorporation or organization of Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to such Credit Party, which in any case is not dismissed within sixty (60) days; or

            (i) a judgment or order for the payment of money shall be entered against either Credit Party by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of either Credit Party that in the aggregate exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in value and such judgment, order, warrant or process shall continue undischarged or unstayed for sixty (60) days; or

            (j) Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) that it shall have become liable to pay to the PBGC or to a plan under Title IV of ERISA; intent to terminate a plan or plans shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing, if as of the date on which the Plan is terminated the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00); or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such plan or plans or a proceeding shall be instituted by a fiduciary of any such plan or plans against Borrower and such proceedings shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such plan or plans must be terminated; or

            (k) Borrower shall fail to meet any financial covenant set forth in
Section 9. hereof; or

            (l) Borrower's independent certified public accountants shall refuse to deliver an opinion with no Qualification with respect to any Financial Statements required to be delivered under Section 7.1.1. of this Agreement; or

            (m) The failure of Borrower to execute, deliver or address, or cause to be executed, delivered and addressed, the matters set forth on Schedule 11.1. attached hereto within thirty (30) days after the Closing Date (the "Post Closing Matters"); or

            (n) Any Government Authority shall condemn, seize or otherwise appropriate, or take custody or control of, or file a lien, levy or assessment in respect of, all or any substantial portion of the properties or assets of either Credit Party; or

            (o) Any Governmental Authority or other Person shall garnish, seize or levy or execute upon any monies of either Credit Party on deposit with or otherwise in the custody of Bank or any Bank affiliate for an amount in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00); or

            (p) Any material change in the executive or financial management personnel of Borrower shall occur without the prior written approval of Bank; or

            (q) Guarantor shall cease to own 100% of the issued and outstanding shares of capital stock of Borrower; or

            (r) Bank, at any time and in good faith, shall deem itself insecure (and for the purposes of this Agreement, Bank shall be entitled to deem itself insecure when some event occurs, fails to occur or is threatened or some objective condition exists or is threatened which materially impairs the prospects that any of the Obligations will be paid when due, which significantly impairs the value of the Collateral to Bank or which materially affects the financial condition or business operations of either Credit Party).

                              SECTION 12. REMEDIES

      Section 12.1. Remedies. Upon the occurrence of an Event of Default, and at any time thereafter while such Event of Default is continuing, immediately and automatically in the case of an event of Default specified in Section 11.1(g) or 11.1.(h), and in all other cases, at Bank's option and upon Bank's declaration:

            (a) Bank's obligation to make any Extension of Credit (including the issuance of any Letter of Credit) shall terminate;

            (b) the unpaid principal amount of the Loans, together with accrued interest thereon, and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

            (c) Bank may exercise any right of setoff granted to Bank pursuant to Section 13.2.4 hereof;

            (d) Bank may reduce any advance rate in respect of Borrower's Accounts Receivable or Inventory as set forth in Sections 1.109. and 1.110. of this Agreement; and

            (e) Bank may exercise any and all other rights and remedies it has under this Agreement, the Notes or the Other Documents or at law or in equity, and proceed to protect and enforce Bank's rights by any action at law, in equity or other appropriate proceeding.

      Section 12.2. Default Interest Rate. At Bank's option, which may be exercised during the continuance of any Event of Default, whether or not Bank exercises any other right or remedy, the Obligations shall bear interest thereafter at the Default Rate.

                            SECTION 13. MISCELLANEOUS

      Section 13.1. Cross Collateral. The security interests, liens and other rights and interests in and relative to any Collateral now or hereafter granted to Bank by Borrower by or in any instuument or agreement, including but not limited to this Agreement and the Other Documents, shall serve as security for any and all obligations of Borrower to Bank, and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect.

      Section 13.2. Waivers.

            Section 13.2.1. In General. Borrower waives presentment, demand, notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable in its sole and absolute discretion (provided that any action, compromise or adjustment respecting Collateral shall be done in a commercially reasonable manner). Bank shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of the Collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto. Bank may exercise its rights and remedies with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Bank shall not be deemed to have waived any of its rights and remedies with respect to the Obligations or the Collateral unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by Bank. All rights and remedies of Bank with respect to the Obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

            Section 13.2.2. PREJUDGMENT REMEDY. EACH CREDIT PARTY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A

PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE.

            Section 13.2.3. JURY TRIAL. EACH CREDIT PARTY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. EACH CREDIT PARTY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

            Section 13.2.4. Lien and Setoff. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final), balances or other sums credited by or due from Bank or any Bank Affiliate to Borrower (other than payroll and payroll tax deposit accounts, and any funds expressly designated as trust funds) may, at any time and from time to time during the continuance of an Event of Default, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be setoff, appropriated, and applied by Bank or any Bank Affiliate against any and all Obligations of Borrower to Bank or any Bank Affiliate in such manner as Bank or any Bank Affiliate in their sole and absolute discretion may determine, and Borrower hereby grants Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of the Obligations. The rights provided to Bank and any Bank Affiliate in this Section 13.2.4. shall be in addition to and shall not limit any common law right of setoff available to Bank or any Bank Affiliate.

            Section 13.2.5. Claims. Borrower does hereby (i) waive any claim in tort, contract or otherwise which Borrower may have against Bank, a Bank Affiliate or their officers, directors, agents, or employees (collectively, "Bank Agents") which may arise out of the relationship between Borrower and Bank or any Bank Affiliate prior to the Closing Date; and (ii) absolutely and unconditionally release and discharge Bank and any Bank Affiliate or Bank Agents from any and all claims, causes of action, losses, damages or expenses which may arise out of any relationship between it and Bank or any Bank Affiliate which Borrower may have prior to the Closing Date. Borrower acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorney.

      Section 13.3. Notices. All notices, requests, demands or other communications required by this Agreement shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed first class mail postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either patty may designate in writing:

If to Bank:

Bank of Boston Connecticut
c/o BankBoston, N.A.
Asset Based Financing
100 Federal Street, MS 01-09-06
Boston, MA 02110
Attn: Stephen J. Carll,
      Assistant Vice President
FAX (617) 434-2309

If to Borrower:

Greensteel, Inc.
29 Laing Avenue
Dixonville, PA 15734-0335
Attn: Lawrence W. Hay,
      Chief Financial Officer
FAX (412) 254-2885

      Section 13.4. Fees and Expenses. Borrower will pay on demand all reasonable expenses incurred by Bank in connection with (i) the preparation, execution and delivery of this Agreement, the Notes or the Other Documents, (ii) the administration (exclusive of Bank's normal overhead expenses) of Bank's obligations under this Agreement or (iii) Bank's exercise, preservation or enforcement of any of its rights and remedies thereunder, including, without limitation, reasonable fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel, accounting, appraisal, auditing, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or the Collateral.

      Section 13.5. Term of Agreement. This Agreement shall continue in force and effect so long as Bank has any commitment to extend credit to Borrower or any of the Obligations shall be outstanding.

      Section 13.6. Stamp Tax. Borrower will pay any stamp, franchise or other recording tax which becomes payable in respect of this Agreement, the Notes or the Other Documents.

      Section 13.7. Schedules and Exhibits. The schedules and exhibits which are attached hereto are and shall constitute a part of this Agreement.

      Section 13.8. Governing Law; Consent to Jurisdiction. This Agreement, the Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of

Connecticut. Borrower agrees that any suit for the enforcement of this Agreement, the Notes or the Other Documents may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Borrower by mail at the address referred to Section 13.3. hereof. Borrower hereby waives any objection that Borrower may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      Section 13.9. Survival of Representations. All representations, warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date and continue in full force and effect until the payment and the performance of the Obligations in full.

      Section 13.10. Amendments. No modification or amendment of this Agreement, the Notes or the Other Documents shall be effective unless the same shall be in writing and signed by the parties hereto or thereto (as the case may be).

      Section 13.11. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns; Provided, however, that Borrower may not assign or transfer its rights or obligations hereunder. Bank may sell, transfer or grant participations in the Obligations without the prior written consent of Borrower (but after obtaining an agreement to maintain the confidentiality of any financial and business information of Borrower), and Borrower agrees that any transferee or participant shall be entitled to the benefits of this Agreement to the same extent as if such transferee or participant were Bank; provided, further that notwithstanding any such transfer or participation, Borrower may, for all purposes of this Agreement, treat Bank as the Person entitled to exercise all rights and remedies under this Agreement and under the Notes and the Other Documents and to receive all payments with respect to the Obligations.

      Section 13.12. Interest Rate. If the rate of interest payable by Borrower under this Agreement, the Notes or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by Borrower in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of Bank, shall be returned to Borrower.

      Section 13.13. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

      Section 13.14. No Agency Relationship. Bank is not the agent, fiduciary or representative of Borrower nor is Borrower the agent, fiduciary or representative of Bank and this Agreement shall not make Bank liable to any third patty, including but not limited to, Borrower's shareholders, directors, officers, creditors or any other person.

      Section 13.15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      Section 13.16. Headings. All article, section and subsection headings in this Agreement, the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

      Section 13.17. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by Bank upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

      Section 13.18. Interpretation and Construction. The following rules shall apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b)words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

      Section 13.19. Relation to Other Documents. Nothing in this Agreement shall be deemed to amend, or relieve Borrower of its obligations under, any of the Other Documents and to the extent that the provisions of any of the Other Documents allow Borrower to take certain actions, or not take certain actions, with regard for example to the granting of liens, transfers of properties or assets, maintenance of financial ratios and similar matters, Borrower nevertheless shall be fully bound by the provisions of this Agreement.

      Section 13.20 Confidentiality. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Borrower under this Agreement or the Other Documents, and the Bank shall not use any such information other than in connection with or in the administration or enforcement of this Agreement and the Other Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower, known to the officers of the Bank handling the transaction contemplated hereby; and provided, further, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority or regulator to which the Bank is subject or in connection with an examination of the Bank by any such authority or regulator, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable law, (D)to the extent reasonably required in connection with any litigation or proceeding to which the Bank may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any Other Document, (F) to the Bank's independent auditors, attorneys, accountants and other professional advisors, and (G) to any Affiliate of the Bank provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder.

      Section 13.21. GAAP Changes. Notwithstanding anything to the contrary set forth herein, if changes in GAAP from those used in the preparation of the Borrower's Financial Statements for the Fiscal Year ended April 30, 1996 ("GAAP Changes") hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of, or in different components in, any of the financial covenants, definitional provisions, standards of other terms or conditions found in this Agreement, (i) the parties hereto agree to enter into negotiations with respect to amendments to this Agreement to conform those covenants, definitional provisions, standards or other terms and conditions as criteria for evaluating the Borrower's financial condition and performance to substantially the same criteria as were effective prior to such GAAP Change, and (ii) the Borrower shall be deemed to be in compliance with the affected covenant or other provision during the thirty (30) day period following any such GAAP Change if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such GAAP Change; provided, however, that this Section 13.21 shall not be deemed to require the Borrower or the Bank to agree to modify any provision of this Agreement or the Other Documents to reflect any such GAAP Change and, if the parties, in their sole discretion, fail to reach agreement on such modifications prior to the end of the thirty (30) day period referred to in clause (ii), the terms of this Agreement shall remain unchanged and the compliance of the Borrower with the financial covenants and other provisions contained herein shall, upon the expiration of such thirty (30) day period, be calculated in accordance with GAAP without giving effect to such GAAP Change.

      Section 13.22. Environmental Law Changes. Notwithstanding any provision of this Agreement to the contrary, if changes in any Environmental Law or in any Environmental Law which defines Hazardous Materials shall occur by virtue of the enactment of new statutory laws, the adoption of regulations, the judicial or administrative interpretation of new or existing Environmental Laws, the expansion of existing such laws, or otherwise, and the result of such change is to cause Borrower to be in default of any covenant or other provision under this Agreement, then Borrower shall be deemed to be in compliance with the affected covenant or other provision during the thirty (30) day period following any such change if and to the extent that the Borrower would have been in compliance therewith under Environmental Laws as in effect immediately prior to such change; provided, however, that this Section 13.22 shall not be deemed to require the Borrower or the Bank to agree to modify any provision of this Agreement or the Other Documents to reflect any such change and, if the parties, in their sole discretion, fail to reach agreement on such modifications prior to the end of such thirty (30) day period, the terms of this Agreement shall remain unchanged and the compliance of the Borrower with Environmental Laws shall, upon the expiration of such thirty (30) day period, be determined by giving effect to such changes.


                          [NEXT PAGE IS SIGNATURE PAGE]

      IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first above written.


                                          BANK OF BOSTON CONNECTICUT


                                          By: /s/ Brent P. Hazzad
                                              -----------------------
                                              Name: Brent P. Hazzad
                                              Title:

                                          GREENSTEEL, INC.


                                          By:
                                              -----------------------
                                              Name:
                                              Title:


                                          POLYVISION CORPORATION
                                          (to the extent of Section 4 hereof



                                          By:
                                              -----------------------
                                              Name:
                                              Title:

      IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first above written.


                                          BANK OF BOSTON CONNECTICUT


                                          By:
                                              ------------------------------
                                              Name:
                                              Title:


                                          GREENSTEEL, INC.


                                          By: /s/ Lawrence W. Hay
                                              ------------------------------
                                              Name: Lawrence W. Hay
                                              Title:


                                          POLYVISION CORPORATION
                                          (to the extent of Section 4 hereof


                                          By: /s/ Lawrence W. Hay
                                              ------------------------------
                                              Name: Lawrence W. Hay
                                              Title: V P FIN

                                    EXHIBIT A

                            FORM OF LOAN CONFIRMATION

                                    EXHIBIT B

                          FORM OF REVOLVING CREDIT NOTE

                             REVOLVING CREDIT NOTE

$3,800,000.00                                                     July 23, 1997


      FOR VALUE RECEIVED, the undersigned GREENSTEEL, INC. ("Maker") hereby unconditionally promises to pay to BANK OF BOSTON CONNECTICUT (the "Payee" or "Bank"), or any subsequent assignee or holder (Payee and any subsequent assignee or holder being sometimes referred to as "Holder") at the head office of the Bank located at 100 Pearl Street, Hartford, Connecticut 06103, the principal amount of THREE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS $3,800,000.00) or such lesser amount as may have been loaned, advanced or readvanced to Maker by Bank under the terms of that certain First Amended and Restated Master Credit Agreement, of even date herewith, by and among Maker, the Bank and POLYVISION CORPORATION, a New York corporation, having its chief executive office located at 48-62 36th Street, Long Island City, New York 11101 (as amended and in effect from time to time, the "Restated Credit Agreement"), together with interest thereon as provided herein and all other sums due from Maker to Bank under the Restated Credit Agreement and this Note.

      The unpaid principal amount of this Note shall be paid at the times and in the manner set forth in Section 2.1.7. of the Restated Credit Agreement, but if not sooner paid the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon, shall be due and payable on May 31, 1999 unless such date shall be extended pursuant to Section 2.1.11. of the Restated Credit Agreement.

      Interest on the unpaid principal amount of this Note shall be payable monthly in arrears from the date hereof, commencing July 1, 1997 and continuing on the first day of each succeeding calendar month until paid in full at the rate and in the manner specified in Section 2.1.8. of the Restated Credit Agreement.

      This Note is the Revolving Credit Note referred to in Section 2.1.6. of the Restated Credit Agreement, the terms and conditions of which are hereby incorporated by this reference, and is in substitution for that certain $3,800,000 Revolving Credit Note dated April 25, 1996 which heretofore evidenced Revolving Loans under the Master Credit Agreement. Capitalized terms used herein without definition shall have the meanings set forth in the Restated Credit Agreement.

      Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest at the rate and in the manner set forth in Section 2.4.6. of the Restated Credit Agreement.

      Any payment of principal or interest due under this Note which is not made within ten (10) days of its due date (exclusive of any due date arising by reason of acceleration of this Note), shall bear a late fee as provided in
Section 2.4.4. of the Restated Credit Agreement. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement if an Event of Default has occurred and is continuing.

      No reference to the Restated Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker of this Note to pay the principal of and interest on this Note as herein provided.

      All sums paid under this Note shall be applied first to all fees, costs and reasonable expenses incurred by Bank under the Restated Credit Agreement and this Note, then to any late charges payable by Maker, then to any accrued and unpaid interest, with the balance, if any, to be applied to unpaid principal.

      Until notified in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Maker as the holder of this Note, as the owner and holder of this Note. Holder agrees that before disposing of this Note, or any part hereof, it will make a notation on Schedule A attached hereto and incorporated herein by reference evidencing (i) the date and amount of each advance to be evidenced by this Note and (ii) the date and amount of each principal payment made with respect thereto; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Maker under this Note.

      The Restated Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut.

      Upon the occurrence and during the continuance of an Event of Default (as defined in Section 11 of the Restated Credit Agreement), the unpaid principal amount of this Note may become or may be declared to be due and payable in the manner, upon the conditions and with the effect provided in Section 12 of the Restated Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in Section 13.10. of the Restated Credit Agreement.

      This Note is subject to mandatory prepayment under the circumstances set forth in Section 2.1.14. of the Restated Credit Agreement.

      Any failure by Bank to exercise any right under this Note or the Restated Credit Agreement arising or existing as a result of the occurrence of an Event of Default, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur and be continuing. The acceptance by Bank of the payment of any sum due and payable under this Note after the date specified for such payment shall not be a waiver of Bank's right to require prompt payment when due of all other sums payable under this Note.

      Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

            (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

            (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and (iii) the granting of any other indulgences to any such person.

            (c) consent to (i) all renewals, extensions or modifications of this Note or the Agreement (including any affecting the time of payment), and (ii) all advances under this Note or the Restated Credit Agreement.

Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

      Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property (exclusive of funds expressly designated as trust funds), now or hereafter in the possession or control of Holder or in transit to Holder. Holder may, at any time after the occurrence and during the continuance of an Event of Default, apply the same, or any part thereof, to any liability of Maker or any such other person, whether matured or unmatured, to Holder.

      If this Note is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns, including any lender(s) with which Holder may participate in the making of any loans or advances evidenced by this Note.

      As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

      MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

      MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                                          GREENSTEEL, INC.


                                          By:
                                              ------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

                            TO REVOLVING CREDIT NOTE

                     AMOUNT
                       OF                    AMOUNT              MADE BY
DATE                  LOAN                    PAID               NOTATION
----                  ----                    ----               --------

                                    EXHIBIT C

                                FORM OF TERM NOTE

                                    TERM NOTE
$920,000.00                                                       July 23, 1997


      FOR VALUE RECEIVED, the undersigned GREENSTEEL, INC., a Delaware corporation, with its chief executive office located at 29 Laing Avenue, Dixonville, Pennsylvania 15734-O335 ("Maker") hereby unconditionally promises to pay to BANK OF BOSTON CONNECTICUT, a Connecticut savings bank (the "Payee" or "Bank"), or any subsequent assignee or holder (payee and any subsequent assignee or holder being sometimes referred to as "Holder") at the head office of Bank located at 100 Pearl Street, Hartford, Connecticut 06103, the principal amount of NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($920,000.00), which principal amount is outstanding under that certain First Amended and Restated Master Credit Agreement, of even date herewith, by and between Maker, Bank and POLYVISION CORPORATION, a New York Corporation, having its chief executive office located at 48-62 36th Street, Long Island City, New York 11101 (the "Restated Credit Agreement"), together with interest thereon as provided herein and all other sums due from Maker to Bank under this Note and the Restated Credit Agreement.

      Commencing August 1, 1997, and continuing on the first day of each succeeding month thereafter, the unpaid principal of this Note shall be payable in seventeen (17) consecutive monthly installments in the amount of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00), and, if not sooner paid, a final installment in the then unpaid principal amount of this Note, together with accrued and unpaid interest thereon and all other amounts due and owing under this Note, shall be due and payable on May 31, 1999.

      Interest on the unpaid principal amount of this Note shall be payable at the times, at the rate and in the manner specified in Section 2.3.4 of the Restated Credit Agreement. Interest shall be payable monthly in arrears from the date hereof, commencing on the first day of the first month after the date hereof, and continuing on the first day of each succeeding calendar month until the entire principal amount of this Note is paid in full.

      This Note is the Term Note referred to in Section 2.3.2 of the Restated Credit Agreement, the terms and conditions of which are hereby incorporated by this reference, and is in substitution for that certain 1,200,000.00 Term Note dated April 25, 1996 which evidenced the Term Loan. Capitalized terms used herein without definition shall have the meanings set forth in the Restated Credit Agreement.

      If a payment of principal or interest is not made within ten (10) days of its due date (exclusive of any due date arising by reason of acceleration of this Note), the undersigned will also pay on demand a late payment charge equal to five percent (5.0%) of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement if an Event of Default shall have occurred and is continuing.

      Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest at the rate and in the manner set forth in Section 2.4.6 of the Restated Credit Agreement.

      No reference to the Restated Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker of this Note to pay the principal of and interest on this Note as herein provided.

      All sums paid under this Note shall be applied first to all fees, costs and reasonable expenses incurred by Bank under the Restated Credit Agreement and this Note, then to any late charges payable by Maker, then to any accrued and unpaid interest, with the balance, if any, to be applied to unpaid principal.

      This Note shall be subject to the prepayment provisions set forth in Sections 2.3.5 and 2.3.6 of the Restated Credit Agreement.

      Until notified in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Maker as the holder of this Note, as the owner and holder of this Note.

      The Restated Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut.

      Upon the occurrence of and during the continuance of an Event of Default (as defined in Section 11 of the Restated Credit Agreement), the unpaid principal amount of this Note may become or may be declared to be due and payable in the manner, upon the conditions and with the effect provided in
Section 12 of the Restated Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in Section 13.10 of the Restated Credit Agreement.

      Any failure by Bank to exercise any right under this Note or the Restated Credit Agreement arising or existing as a result of the occurrence of an Event of Default, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur and be continuing. The acceptance by Bank of the payment of any sum due and payable under this Note after the date specified for such payment shall not be a waiver of Bank's right to require prompt payment when due of all other sums payable under this Note.

      Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

            (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

            (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and (iii) the granting of any other indulgences to any such person.

            (c) consent to (i) all renewals, extensions or modifications of this Note or the Agreement (including any affecting the time of payment), and (ii) all advances under this Note or the Restated Credit Agreement.

Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

      Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property (exclusive of funds expressly designated as trust funds), now or hereafter in the possession or control of Holder or in transit to Holder. Holder may, at any time after the occurrence and during the continuance of an Event of Default, apply the same, or any part thereof, to any liability of Maker or any such other person, whether matured or unmatured, to Holder.

      If this Note is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such Persons arid their respective heirs, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns, including any lender(s) with which Holder may participate in the making of any loans or advances evidenced by this Note.

      As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

      MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY ACKNOWLEDGE THAT THE

TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

      MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                                          GREENSTEEL, INC.


                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                    EXHIBIT E

                           FORM OF OPINION OF COUNSEL

Bank of Boston Connecticut
100 Pearl Street
Hartford, Connecticut 06103

      RE: First Amended and Restated Master Credit Agreement dated as of June __, 1997

Ladies and Gentlemen:

      This letter and the options expressed herein are furnished to you in connection with the amendment and restatement of certain credit facilities (the "Credit Facilities") by BANK OF BOSTON CONNECTICUT (the "Bank") to GREENSTEEL, INC. (the "Borrower") pursuant to a certain Master Credit Agreement of even date herewith (the "Credit Agreement").

      We have acted as counsel to Borrower and Polyvision Corporation (the "Guarantor") in connection with the transactions contemplated in the Credit Agreement. This opinion is being delivered to you in accordance with Section
5.4. of the Credit Agreement and any capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      In order to render the opinions expressed herein, we have examined and reviewed the Credit Agreement, together with the exhibits and schedules thereto, the Note and the following documents, instruments and agreements executed and delivered in connection with the extension, and amendment and restatement, of the Credit Facilities (such documents, instruments and agreements being sometimes hereinafter referred to collectively with the Credit Agreement and the Note as the "Loan Documents"):

      (i) the Security Agreement;

      (ii) the UCC-1 financing statements prepared to perfect security interest granted under the Security Agreement (the "Financing Statements");

      (iii) the UCC fixture filings prepared to perfect the security interests granted under the Security Agreement in collateral which constitutes fixtures (the "Fixture Filings");

      (iv) the Pledge Agreement;

      (v) the Collateral Disclosure List;

      (vi) the Environmental Certificate;

      (vii) the Mortgage;

      (viii) the Guaranty;

      (ix) the Stock Pledge, together with the stock powers relating thereto;

      (x) a mortgage, assignment and security agreement - trademarks (the "Trademark Agreement"); and

      (xi) (INSERT OTHER DOCUMENTS]

      We have also examined and relied upon (a) the Certificate of Incorporation, if and as amended, the Bylaws, if and as amended, and the minutes of certain corporate proceedings of the Borrower and the Guarantor; (b) various certificates of good standing and other certificates and certified copies of public records relating to the Borrower and the Guarantor provided to us by various governmental officials; and (d) such other matters of fact and law as we have deemed necessary for such purposes.

      In making such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies, the validity of all applicable statutes, ordinances, rules and regulations, the legal capacity of all persons executing documents and the proper indexing and accuracy of all public records and documents. As to questions of fact material to our opinion, we have, in part, relied on the statements or certifications of officers of the Borrower and the Guarantor on which we believe we are entitled to rely and have made such other factual inquiries of said officers and such other individuals and public officials as we have deemed necessary in order to render this opinion. Our opinion is necessarily limited to facts disclosed to us by such officers, individuals and officials.

      Based on and subject to the foregoing, we are of the opinion that:

      1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own its property and conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation and duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

      2. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power to own its property and conduct its businesses as now conducted and is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or businesses requires such justification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

      3. All necessary corporate action has been taken by the Credit Parties to authorize the execution, delivery and performance of the Loan Documents executed or to be executed by it, and each of such Loan Documents has been duly executed and, when delivered by the Credit Parties, will be enforceable against it in accordance with its terms. As of the date hereof, the execution, delivery and performance by the Borrower of each of the Loan Documents executed or to be executed by it does not and will not violate or contravene or result in default under, or event which, with the lapse of time, the giving of notice, or both, would constitute a default under (i) any provision of its Certificate of Incorporation or Bylaws or (ii) any applicable federal laws or laws of the State of Connecticut or, (iii) to the best of our knowledge, any material provision of any mortgage, lien, lease agreement, contract or other instrument, judicial or arbitration judgment or decision to which the Borrower is a party or by which it is bound.

      4. The Credit Parties are not required to obtain any approval, authorization, consent, adjudication, or order of, or make any filing or registration with, any Federal, state or local governmental authority as a precondition to the due execution and delivery of the Loan Documents executed or to be executed by them, as applicable, nor, to our knowledge, are any such approvals, authorizations, consents, adjudications, orders, filings or regulations necessary in connection with the performance of its obligations under the Loan Documents.

      5. Except as set forth on Schedule 5.23. to the Credit Agreement, there is no litigation, proceeding or investigation pending, or, to the best of our knowledge after due inquiry, threatened, against Borrower or the Guarantor which, if adversely determined, would result in a material judgment not substantially covered by insurance or would otherwise have a material adverse effect on the properties and assets, business operations or financial conditions of Borrower or the Guarantor.

      6. The Borrower is not in material violation, with respect to the conduct of its business, of any Federal, state or local law or ordinance or any environmental protection, health, occupation, safety or such other similar law, regulation or order.

      7. The Guarantor is the record holder of all of the issued and outstanding stock of the Borrower. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

      8. Neither the Borrower nor the Guarantor is subject to regulation under the Investment Company Act of 1940, as amended. No part of the proceeds of the Loan will be used by Borrower in violation of Regulation G, Regulation T, Regulation U or Regulation X promulgated by the Board of Governors of the United States Federal Reserve System.

      9. All state and local recording, franchise, stamp, documentary and other taxes and governmental charges and assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to the enforcement of, the Loan Documents, including, without limitation, the security interest grants contained therein, and any of the transactions contemplated thereby, have been duly paid or had adequate provision made for the payment thereof.

      10. We understand that you have filed the Financing Statements and the Fixture Filings, or will cause the Financing Statements and the Fixture Filings to be filed with the filing offices and locations set forth on Exhibit A attached hereto (the "Filing Offices") with respect to the collateral granted to the Bank under the Security Agreements showing the Borrower as Debtor and Bank as Secured Party, these being the only places provided by the laws of the State of Connecticut for filing in order to perfect a security interest in the Collateral to the extent that such is subject to the Connecticut Uniform Commercial Code.

The security interest granted under the Security Agreements will be perfected under Connecticut law by reason of such filings to the extent that, under the Connecticut Uniform Commercial Code, such security interest is perfected by filing financing statements in Connecticut. No other filings in Connecticut, where filing is the appropriate method of perfection, are necessary to perfect such security interest. Based solely upon our examination of the [IDENTIFY SEARCHES] and provided that no financing statements related to the Collateral have been filed with the Filing Offices since the completion of the aforementioned searches, the Bank will have a perfected security interest in the Collateral senior to all other known security interests which are perfected by recording financing statements with the Filing Offices.

      11. The opinions expressed in Paragraph 11 are further qualified in their entirety in that, to the extent the Security Agreement and UCC-l Financing Statements filed in connection therewith purport to cover collateral in which a security interest may be perfected only by the secured party's taking possession thereof, i.e., money or instruments other than certificated securities or instruments which constitute part of chattel paper or to which the filing provisions of Article 9 of the Uniform Commercial Code do not apply and in which a third party may have acquired a security interest, we express no opinion as to the perfection or priority of Bank's security interest. We also call to your attention the fact that it may be necessary for the Bank to file continuation statements in order to maintain the perfection of the various security interests granted under the Security Agreement

      12. The Trademark Assignment is in proper form and, upon filing with, and acceptance by, the United States Patent and Trademark Office, will constitute valid liens upon the trademarks and trademark applications listed and described therein.

      The opinions herein are made as of the date hereof and may not be construed or implied to be continuing representations of law by us to you or any other party without our express written consent.


                                  Very truly yours,

                                    EXHIBIT F

                   FORM OF ACCOUNTS RECEIVABLE RECONCILIATION

                                    EXHIBITG

                  FORM OF ACCOUNTS RECEIVABLE EXCLUSION REPORT

                                    EXHIBIT H

                    FORM OF DESIGNATION OF MERCHANDISE REPORT

                                   EXHIBIT I-1


                       FORM OF BORROWING BASE CERTIFICATE

                                   EXHIBIT I-2


                             FORM OF BOOKINGS REPORT

                                   EXHIBIT I-3

                             FORM OF BACKLOG REPORT

                                    EXHIBIT J

                    FORM OF REPORT OF CHIEF FINANCIAL OFFICER

GREENSTEEL, INC. (the "Borrower") HEREBY CERTIFIES that:

      This Report is furnished pursuant to that certain First Amended and Restated Master Credit Agreement dated as of July 23, 1997 by and among the Borrower, BANK OF BOSTON CONNECTICUT and POLYVISION CORPORATION (the "Agreement"). Unless otherwise defined herein, the capitalized terms used in this Report have the meanings given to them in the Agreement.

      As required by the Agreement, consolidated Financial Statements of Borrower and its Subsidiaries for the [year/month/quarter] ended ____________, 19__ (the "Financial Statements") prepared in accordance with GAAP (subject to the qualifications hereinafter stated) accompany this Report. The Financial Statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of Borrower and its Subsidiaries for the period covered thereby (subject to normal recurring year-end adjustments and to the absence of certain footnote disclosures).

      The figures set forth in Schedule A for determining compliance by Borrower with the financial covenants contained in the Agreement are true and complete as of the date of the accompanying Financial Statements.

      The activities of Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his or her immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer (but without any personal liability for any inaccuracy), and as of the date of this Report, no Default or Event of Default has occurred which has not been waived in writing by Bank.(1)

                                          GREENSTEEL, INC.


                                          By: /s/ Lawrence W. Hay
                                              ------------------------------
                                              Name: Lawrence W. Hay
                                              Title: V P FIN

----------
(1) If an Event of Default has occurred and is continuing, this paragraph is to be modified with an appropriate statement as to the, nature thereof, the period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.

                                   SCHEDULE A

                              FINANMCIAL COVENANTS

Current Ratio (Section 9.1)

REQUIRED                                                         ______:1.00

ACTUAL:                                                          ______:1.00

    (i)       Consolidated Current Assets                        $__________

   (ii)       Consolidated Current Liabilities                   $__________

  (iii)       Line (i) divided by Line (ii)                            :1.00

Consolidated EBITDA (Section 9.2.)

REQUIRED:                                                        $__________

ACTUAL:                                                          $__________

Debt Service Coverage (Section 9.3.)

REQUIRED:                                                          1.00:1.00

ACTUAL:                                                          ___________

     (i)      Consolidated Operating Cash Flow                   $__________

    (ii)      Consolidated Total Debt Service                    $__________

   (iii)      Line (i) divided by Line (ii)                       _____:1.00

Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio (Section 9.4.)

REQUIRED:                                                         _____:1.00

ACTUAL:                                                           _____:1.00

        (i)   Consolidated Total Liabilities                      $_________

       (ii)   Consolidated Tangible Net Worth                     $_________

      (iii)   Line (i) divided by line (ii)                       _____:1.00


      WITNESS my hand this ____ day of _________, 19.


                                    GREENSTEEL, INC.


                                    By:
                                        -------------------------

                                    EXHIBIT K

                         FORM OF LOAN PAYMENT CONFUSION

                              DISCLOSURE SCHEDULES

                                  July 23, 1997

            These Disclosure Schedules are delivered pursuant to the First Amended and Restated Master Credit Agreement, dated as of July 23, 1997, by and among Bank of Boston Connecticut, as Bank, Greensteel, Inc., as Borrower, and PolyVision Corporation, as Guarantor (the "Agreement"). The titles used herein are merely for convenience and are not to be read as part of the Agreement or the disclosures.

            Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Agreement, of which these Schedules are a part. Any matter disclosed pursuant to one section or subsection hereof, or in the Financial Statements provided to the Bank, is deemed disclosed for all purposes of these Schedules to the extent the Agreement requires such disclosure. These Schedules supersede and replace any other schedules or document lists previously furnished by the Borrower or the Guarantor to the Bank.

                        Schedule 1.80: Mortgaged Property

                        1.    29 Laing Avenue
                              Dixonville, PA 15734-0335

                        2.    14536 Oyster Road
                              Alliance, OH 44601-9243

                        3.    110 N. Upright Street
                              Landis, NC 28088-0137

                       Schedule 4.7: Financial Statements


                                      None.

                        Schedule 4.8: Financial Forecasts


      The Financial Forecasts attached hereto are incorporated herein by reference in their entirety.

                           Schedule 4.14: Commitments


                                      None.

                      Schedule 4.18: Ownership of Borrower


Holder                                      Shares
------                                      ------

PolyVision Corporation                      100 shares of Common Stock,
                                            par value $.01 per share

                            Schedule 4.23: Litigation

1. Alliance. Ohio - Reference is made to Schedule 4.29 hereof, the information described therein being incorporated herein by reference in its entirety.

2. Suffolk County, New York - In 1994, Reliance Insurance Company of New York (the "Plaintiff") commenced an action in the Supreme Court of the State of New York, County of Suffolk, against several defendants including the Guarantor seeking money damages based on the purported sale and delivery by defendants of some 860 insulated metal curtain wall panels. Plaintiff has alleged that such panels were defective in their design and manufacture. In its original complaint, Plaintiff seeks damages of $385,454 allegedly already incurred and unspecified future damages. The alleged sales fall into two categories, an original sale in 1987 and two or more sales in 1991 and 1992 of so-called replacement panels. Among the theories of liability advanced by Plaintiff are breach of contract, breach of express warranty and implied warranty. Pursuant to orders of the Court, the causes of action based on the 1987 transaction were dismissed on statute of limitation grounds. However, Plaintiff has been granted leave to serve an amended complaint to allege, among other things, a claim under the New Jersey Consumer Fraud Act (which might permit treble damages), while preserving the right of the defendants, including the Guarantor, to challenge the applicability of such Act. Since an amended complaint has not yet been served, Plaintiff's theories of liability and damages are as yet not completely certain. Moreover, since an answer to the amended complaint, if served, remains to be served, and, as well, discovery has yet to commence, it is premature to render an estimate of the outcome of this litigation.

3. Juneau, Alaska - This suit, filed in U.S. District Court, District of Alaska, involves the delamination of wall panels that were installed at an elementary school in Yakutat, Alaska. The contractor, Gilco Construction, Inc., filed a Complaint against its supplier, Urban Industries, Inc. ("Urban"), and Urban filed a Third Party Complaint against its supplier, the Borrower. Gilco's complaint contains several theories against Urban:
      (a) breach of contract and warranty; (b) breach of an implied covenant of good faith and fair dealing; and (c) negligence and misrepresentation. Urban alleges in its Third Party Complaint that Urban is entitled to indemnity, contribution and/or equitable apportionment from the Borrower. Gilco demands judgment in the amount of $91,000, plus prejudgment interest and its attorney's fees and costs. Neither Gilco nor Urban has alleged with specificity the particular defect in the panels or the cause of the alleged delamination. The Borrower has not had an opportunity to have an expert examine either the system or the particular panels, and has not taken a position as to whether there is a problem or what the cause of the problem might be. Gilco has promised to determine, and advise the other parties, as soon as possible, whether there has been any damage to the building, or whether the damage has been limited to the panels. Once that has been determined, the parties have agreed to discuss settlement of the case.

4.    Erie County, New York - In 1995, the Borrower filed suit against Ciminelli
      - Wallbridge, a joint venture, and the joint venture's bonding companies to recover for unpaid contract amounts, extra costs and additional damages arising from the Borrower's performance of its subcontract with the joint venture in connection with the construction of the Fine Arts Center owned by the State University Construction Fund at the State University of New York at Buffalo, Amherst Campus. The construction was begun in 1992 and completed in 1994.. The Borrower is due $429,000 for unpaid retention and base contract work, which work has been accepted by the joint venture and the owner. In addition, the Borrower claims approximately $240,000 remains due for extra work it performed at the direction of the joint venture, but for which it has not been paid. The Borrower further asserts additional damages arising from alleged interferences and design changes to its work. The suit is pending in the Supreme Court, Erie County, New York. The Borrower is currently negotiating with the joint venture to resolve these claims.

5. Stark County, Ohio - In January 1997, Michael Yoder and Dana Yoder (the "Yoders") filed suit against the Borrower and Manpower Inc., for damages arising out of a personal injury allegedly suffered by Mr. Yoder while a temporary employee of the Borrower at the Borrower's facility in Ohio. The Yoders' complaint seeks compensatory damages in an amount in excess of $25,000, punitive damages in an amount in excess of $25,000, and the costs of the action. To date, answers to the complaint have been filed, depositions have been taken, and discovery is continuing. The Borrower is unable to estimate the outcome of this litigation.

                       Schedule 4.24: Title to Properties

                            UCC Financing Statements

                                                                                               Filing
     Debtor              Secured Party          Collateral       Filing Jurisdiction         Date and No.
     ------              -------------          ----------       -------------------         ------------
Greensteel Division     Standard Office       Toshiba copier       Secretary of State      February 5, 1992
  of Information            Systems             under lease          of California            (92024163)
     Display
 Technology, Inc.

Information Display       AT&T Credit         AT&T telephone        Secretary of State       May 20, 1994
  Technology, Inc.        Corporation         equipment under        of Pennsylvania          (23150481)
                                                  lease

Greensteel Division     E.N. Dunlap, Inc.          Ricoh            Secretary of State     February 3, 1995
  of Information                                copier under         of Pennsylvania          (23961130)
     Display                                       lease
 Technology, Inc.                                                     Indiana County,      February 3, 1995
                                                                       Pennsylvania          (20202 CD 1995)

    Greensteel          Stiles Machinery       Weeke boring           Indiana County,             1996
                              Inc.            machine (owned)          Pennsylvania          (20768 CD 1996)

                         Schedule 4.25: Labor Relations

1. Articles of Agreement between Borrower and The Carpenters' District Council of Western Pennsylvania of the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, on behalf of Local Union 2240, for the period from February 29, 1996 to and including February 28, 1999.

                     Schedule 4.29: Environmental Protection

1. General - The Borrower's manufacturing operations are subject to numerous federal, state and local laws and regulations relating to the storage, handling, emission, transportation and discharge of hazardous materials and waste products.

2. Alliance. Ohio Consent Order - In February 1992, IDT was cited by the Ohio Environmental Protection Agency (the "Ohio EPA") for violations of Ohio's hazardous waste regulations, including speculative accumulation of waste and illegal disposal of hazardous waste on the site of its Alliance, Ohio manufacturing facility.

      In December 1993, IDT and Adience, Inc., the then majority shareholder of IDT ("Adience"), signed a consent order with the Ohio EPA and Ohio Attorney General that required IDT and Adience to pay to the State of Ohio a civil penalty of $200,000, of which IDT paid $175,000 and Adience paid $25,000. In addition, the consent order required the payment of stipulated penalties of up to $1,000 per day for failure to satisfy certain requirements of the consent order, including milestones in the closure plan. The work to be conducted under the closure plan was substantially completed in February 1995, subject to the Company receiving all necessary approvals from the Ohio EPA. In addition, the Company is preparing a risk assessment study which demonstrates, in management's opinion, that no further cleanup actions will be required on the remaining property area not addressed under the closure plan. Based on administrative precedent, IDT believes that it is likely that the Ohio EPA will agree with the risk assessment study. If such an agreement is not reached, additional costs may have to be incurred to complete additional remediation efforts. Although there are no assurances that additional costs will not have to be incurred, the Company believes that such costs will not need to be incurred.

      As of January 31, 1996, environmental accruals amounted to $39,000, which represents management's reasonable estimate of the amounts to be incurred in the resolution of this matter. Since 1991, Adience and IDT have paid $1,404,000 (excluding the $200,000 civil penalty) for the environmental cleanup related to the Alliance facility.

      Under the acquisition agreement pursuant to which IDT acquired the property from Adience in 1990, Adience represented and warranted that, except as otherwise disclosed to IDT, no hazardous material had been stored or disposed of on such property. No disclosure of storage or disposal of hazardous material on the site was made; accordingly, Adience is required to indemnify the Company for any losses in excess of $250,000. IDT has notified Adience that it is claiming the right to indemnification for all costs in excess of $250,000 incurred by IDT in this matter, and has received assurance from Alpine that Adience will honor such claim. Adience has reimbursed IDT $1,354,000 through January 31, 1996.

3. Use of Hazardous Materials - In the ordinary course of business operations of the Borrower, (i) stains, varnishes, paints and thinners are stored and disposed of at the Borrower's manufacturing facilities in accordance with law, and (ii) Borrower utilizes petroleum-based products (primarily gasoline) in the operation of motor vehicles (which are kept and maintained at Borrower's facilities).

                           Schedule 4.31: Investments


                                      None.

Schedule 8.1: Indebtedness

1. Letter Agreement, dated May 24, 1995, between PolyVision Corporation and The Alpine Group, Inc., as assigned by Polyvision Corporation to Greensteel, Inc., providing for funding of up to $7,500,000 in principal amount, plus accrued interest thereon.

2. The list of office equipment, motor vehicles and real estate leases attached hereto is incorporated herein by reference in its entirety.

                                   POLYVISION
                               SCHEDULE OF LEASES
                                    07-23-97

                                                                  MONTHLY
GREENSTEEL               DESCRIPTION                               AMOUNT
----------               -----------                               ------

                   CORONA WAREHOUSE OFFICE                          8,377

                   MICHIGAN WAREHOUSE                                 725

                   MICHIGAN OFFICE                                    650

                   RICO COPIER, DIXONVILLE                            784

                   RICO COPIER, DIXONVILLE                            434

                   RICO FAX, DIXONVILLE                               100

                   FAX, CORONA                                        114

                   IBM COMPUTER, DIXONVILLE                        16,876

                                                                  MONTHLY
POSTERLOID               DESCRIPTION                               AMOUNT
----------               -----------                               ------

                   LONG ISLAND PLANT                               25,416
                   48-62 36TH STREET
                   LONG ISLAND CITY, NY 11101

                            Schedule 8.2: Guarantees


                                      None.

                       Schedule 11.1: Post Closing Matters


                                       16